333 North Central Avenue Phoenix, AZ 85004	Financial Contacts:		Media Contact:
	Kathleen L. Quirk (602) 366-8016	David P. Joint (504) 582-4203	Eric E. Kinneberg (602) 366-7994
Freeport-McMoRan Copper & Gold Inc.
Reports Fourth-Quarter and Year Ended December 31, 2012 Results

▪
Net income attributable to common stock for fourth-quarter 2012 was $743 million, $0.78 per share, compared with net income of $640 million, $0.67 per share, for fourth-quarter 2011. Net income attributable to common stock for the year 2012 was $3.0 billion, $3.19 per share, compared with $4.6 billion, $4.78 per share, for the year 2011.

▪
Consolidated sales from mines for fourth-quarter 2012 totaled 972 million pounds of copper, 254 thousand ounces of gold and 21 million pounds of molybdenum, compared with 823 million pounds of copper, 133 thousand ounces of gold and 19 million pounds of molybdenum for fourth-quarter 2011. Consolidated sales for the year 2012 totaled 3.65 billion pounds of copper, 1.0 million ounces of gold and 83 million pounds of molybdenum, compared with 3.70 billion pounds of copper, 1.4 million ounces of gold and 79 million pounds of molybdenum for the year 2011.

▪
Consolidated sales from mines for the year 2013 are expected to approximate 4.3 billion pounds of copper, 1.4 million ounces of gold and 90 million pounds of molybdenum, including 940 million pounds of copper, 230 thousand ounces of gold and 23 million pounds of molybdenum for first-quarter 2013.

▪
Consolidated unit net cash costs (net of by-product credits) averaged $1.54 per pound of copper for fourth-quarter 2012, compared with $1.57 per pound for fourth-quarter 2011. Based on current sales volume and cost estimates and assuming average prices of $1,700 per ounce for gold and $11 per pound for molybdenum, consolidated unit net cash costs (net of by-product credits) are estimated to average $1.35 per pound of copper for the year 2013.

▪
Operating cash flows totaled $1.3 billion for fourth-quarter 2012 (including $122 million of net working capital sources and other tax payments) and $3.8 billion (net of $1.4 billion in working capital uses and other tax payments) for the year 2012, compared with $746 million for fourth-quarter 2011 (net of $335 million in working capital uses and other tax payments) and $6.6 billion (net of $461 million in working capital uses and other tax payments) for the year 2011. Based on current sales volume and cost estimates and assuming average prices of $3.65 per pound for copper, $1,700 per ounce for gold and $11 per pound for molybdenum, operating cash flows are estimated to approximate $7 billion for the year 2013, excluding results of pending acquisitions.

▪
Capital expenditures totaled $976 million for fourth-quarter 2012 and $3.5 billion for the year 2012, compared with $785 million for fourth-quarter 2011 and $2.5 billion for the year 2011. Excluding amounts for pending acquisitions, capital expenditures are expected to approximate $4.6 billion for the year 2013, including $2.8 billion for major projects and $1.8 billion for sustaining capital.

▪	At December 31, 2012, consolidated cash totaled $3.7 billion and total debt totaled $3.5 billion.

▪
On December 5, 2012, FCX announced definitive agreements to acquire Plains Exploration & Production Company (PXP) and McMoRan Exploration Co. (MMR) in transactions totaling $20 billion, which would create a premier U.S.-based natural resource company. The transactions are expected to close in second-quarter 2013.

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PHOENIX, AZ, January 22, 2013 - Freeport-McMoRan Copper & Gold Inc. (NYSE: FCX) reported fourth-quarter 2012 net income attributable to common stock of $743 million, $0.78 per share, compared with $640 million, $0.67 per share, for fourth-quarter 2011. Fourth-quarter 2012 net income included a net credit of $40 million ($0.04 per share) associated with adjustments to environmental obligations and related litigation reserves and a gain for insurance recoveries, partly offset by charges for labor agreement costs at Candelaria and for costs associated with the PXP and MMR transactions. Fourth-quarter 2011 net income included a net charge of $73 million ($0.08 per share) associated with adjustments to environmental obligations and related litigation reserves and bonuses for new labor agreements and other employee costs at PT Freeport Indonesia, Cerro Verde and El Abra. For the year 2012, FCX reported net income attributable to common stock of $3.0 billion, $3.19 per share, compared with $4.6 billion, $4.78 per share, for the year 2011.

James R. Moffett, Chairman of the Board, and Richard C. Adkerson, President and Chief Executive Officer said, "Our global team continues to achieve strong and safe production while aggressively managing costs and executing on financially attractive projects to grow our copper production from 3.66 billion pounds in 2012 to over 5 billion pounds per annum in 2015. We are positive about the long-term outlook for our business, the markets we serve and the opportunities that the pending oil and gas acquisitions will provide. We are focused on executing our strategy of developing long-term resources in a cost effective and financially attractive manner to generate long-term value for shareholders."

SUMMARY FINANCIAL AND OPERATING DATA

	Three Months Ended				Years Ended
	December 31,				December 31,
	2012		2011		2012		2011
Financial Data (in millions, except per share amounts)
Revenues[a]	$4,513		$4,162		$18,010		$20,880
Operating income	$1,358	[b,c,d,e]	$1,297	[b,d]	$5,814	[b,c,d,e]	$9,140	[b,d]
Net income attributable to common stock[f]	$743	[b,c,d,e]	$640	[b,d]	$3,041	[b,c,d,e,g,h]	$4,560	[b,d,g,h]
Diluted net income per share of common stock	$0.78	[b,c,d,e]	$0.67	[b,d]	$3.19	[b,c,d,e,g,h]	$4.78	[b,d,g,h]
Diluted weighted-average common
shares outstanding	954		953		954		955
Operating cash flows[i]	$1,265		$746		$3,774		$6,620
Capital expenditures	$976		$785		$3,494		$2,534

Mining Operating Data
Copper (millions of recoverable pounds)
Production	1,005		823		3,663		3,691
Sales, excluding purchases	972		823		3,648		3,698
Average realized price per pound	$3.60		$3.42		$3.60		$3.86
Site production and delivery costs per pound[j]	$2.01		$1.96		$2.00		$1.72
Unit net cash costs per pound[j]	$1.54		$1.57		$1.48		$1.01
Gold (thousands of recoverable ounces)
Production	251		181		958		1,383
Sales, excluding purchases	254		133		1,010		1,378
Average realized price per ounce	$1,681		$1,656		$1,665		$1,583
Molybdenum (millions of recoverable pounds)
Production	24		18		85		83
Sales, excluding purchases	21		19		83		79
Average realized price per pound	$12.62		$15.08		$14.26		$16.98

a.	Includes the impact of adjustments to provisionally priced sales recognized in prior periods (refer to the "Consolidated Statements of Income" on page IV for further discussion).

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b.
Includes net (credits) charges for adjustments to environmental obligations and related litigation reserves totaling $(42) million ($(24) million to net income attributable to common stockholders or $(0.03) per share) for fourth-quarter 2012, $29 million ($23 million to net income attributable to common stockholders or $0.02 per share) for fourth-quarter 2011, $(62) million ($(40) million to net income attributable to common stockholders or $(0.04) per share) for the year 2012 and $107 million ($86 million to net income attributable to common stockholders or $0.09 per share) for the year 2011.

c.
The 2012 periods include a gain of $59 million ($31 million to net income attributable to common stockholders or $0.03 per share) for the settlement of the insurance claim for business interruption and property damage relating to the 2011 incidents affecting PT Freeport Indonesia's concentrate pipelines.

d.
The 2012 periods include a charge of $16 million ($8 million to net income attributable to common stockholders or $0.01 per share) associated with labor agreement costs at Candelaria. The 2011 periods include charges totaling $116 million ($50 million to net income attributable to common stockholders or $0.05 per share) primarily associated with bonuses for new labor agreements and other employee costs at PT Freeport Indonesia, Cerro Verde and El Abra.

e.	The 2012 periods include charges of $9 million ($7 million to net income attributable to common stockholders or $0.01 per share) for costs associated with the PXP and MMR transactions.

f.
FCX defers recognizing profits on intercompany sales until final sales to third parties occur (refer to the "Consolidated Statements of Income" on page IV for a summary of net impacts from changes in these deferrals).

g.	Includes net losses on early extinguishment of debt totaling $149 million ($0.16 per share) for the year 2012, and $60 million ($0.06 per share) for the year 2011.

h.
The year 2012 includes a net credit of $98 million, net of noncontrolling interests ($0.11 per share) associated with adjustments to Cerro Verde's deferred income taxes. The year 2011 includes a charge of $49 million, net of noncontrolling interests ($0.05 per share) for additional taxes associated with Cerro Verde's election to pay a special mining burden during the remaining term of its current stability agreement. For further discussion refer to the supplemental schedule, "Provision for Income Taxes," on page XXVI, which is also available on FCX's website, "www.fcx.com."

i.
Includes net working capital sources (uses) and other tax payments of $122 million for fourth-quarter 2012, $(335) million for fourth-quarter 2011, $(1.4) billion for the year 2012 and $(461) million for the year 2011.

j.
Reflects per pound weighted-average site production and delivery costs and unit net cash costs (net of by-product credits) for all copper mines, excluding net noncash and other costs. For reconciliations of per pound unit costs by operating division to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedule, “Product Revenues and Production Costs,” beginning on page VII, which is also available on FCX's website, “www.fcx.com.”

OPERATIONS
Consolidated. Fourth-quarter 2012 consolidated copper sales of 972 million pounds were higher than the October 2012 estimates of 930 million pounds, primarily reflecting higher production in North and South America. Fourth-quarter 2012 consolidated sales of 254 thousand ounces of gold and 21 million pounds of molybdenum approximated the October 2012 estimates of 255 thousand ounces of gold and 20 million pounds of molybdenum. Fourth-quarter 2012 consolidated copper and gold sales were higher than fourth-quarter 2011 sales of 823 million pounds of copper and 133 thousand ounces of gold primarily reflecting the impact of PT Freeport Indonesia labor disruptions in fourth-quarter 2011. Operations and productivity have improved in 2012 at PT Freeport Indonesia.
Consolidated sales from mines for the year 2013 are expected to approximate 4.3 billion pounds of copper, 1.4 million ounces of gold and 90 million pounds of molybdenum, including 940 million pounds of copper, 230 thousand ounces of gold and 23 million pounds of molybdenum in first-quarter 2013. Projected copper sales for 2013 are expected be 18 percent higher than 2012 sales, reflecting access to higher grade ore at PT Freeport Indonesia and in South America and higher production in North America and Africa. Projected 2013 gold sales are expected to be 37 percent higher than 2012, primarily reflecting higher ore grades at Grasberg.
Consolidated average unit net cash costs (net of by-product credits) of $1.54 per pound of copper in fourth-quarter 2012 were lower than unit net cash costs of $1.57 per pound in fourth-quarter 2011 reflecting charges in fourth-quarter 2011 associated with new labor agreements and other employee costs, partly offset by higher fourth-quarter 2012 mining costs in North and South America.
FCX expects to gain access to higher grade ore at Grasberg in late 2013, which will result in higher copper and gold production volumes. Approximately 29 percent of 2013 consolidated copper sales volumes and 37 percent of consolidated gold sales volumes are expected in fourth-quarter 2013. Quarterly unit net cash costs vary with fluctuations in sales volumes and average realized prices for gold and molybdenum. Assuming average prices of $1,700 per ounce of gold and $11 per pound of molybdenum and achievement of current sales volume and cost estimates, consolidated unit net cash costs (net of by-product credits) for FCX's copper mining operations are expected to average $1.67 per pound of copper in first-quarter 2013 and $1.35 per pound for the year 2013. The impact of price changes on 2013 consolidated unit net cash costs would approximate $0.015 per pound for each

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$50 per ounce change in the average price of gold and $0.015 per pound for each $2 per pound change in the average price of molybdenum.

North America Copper Mines. FCX operates seven open-pit copper mines in North America - Morenci, Bagdad, Safford, Sierrita and Miami in Arizona, and Tyrone and Chino in New Mexico. All of the North America mining operations are wholly owned, except for Morenci. FCX records its 85 percent joint venture interest in Morenci using the proportionate consolidation method. In addition to copper, certain of FCX's North America copper mines (Sierrita, Bagdad, Morenci and Chino) also produce molybdenum concentrates.
Operating and Development Activities. FCX has completed projects to increase production at its North America copper mines, including restarting certain mining and milling operations and increasing mining rates at Morenci and Chino. Ramp up activities at Chino are continuing, with annual production of approximately 250 million pounds of copper targeted in 2014. FCX continues to evaluate opportunities to invest in additional production capacity at its North America copper mines in response to positive exploration results in recent years.
At Morenci, FCX is engaged in a project to expand mining and milling capacity to process additional sulfide ores identified through exploratory drilling. The approximate $1.4 billion project is targeting incremental annual production of approximately 225 million pounds of copper in 2014 (an approximate 40 percent increase from 2012) through an increase in milling rates from 50,000 metric tons of ore per day to approximately 115,000 metric tons of ore per day and mining rates from 700,000 short tons per day to 900,000 short tons per day. Engineering activities are progressing and construction activities are under way.
Operating Data. Following is summary consolidated operating data for the North America copper mines for the fourth quarters and years ended 2012 and 2011:

	Three Months Ended		Years Ended
	December 31,		December 31,
	2012	2011	2012	2011
Copper (millions of recoverable pounds)
Production	358	341	1,363	1,258
Sales, excluding purchases	321	333	1,351	1,247
Average realized price per pound	$3.63	$3.44	$3.64	$3.99

Molybdenum (millions of recoverable pounds)
Production[a]	9	8	36	35

Unit net cash costs per pound of copper:
Site production and delivery, excluding adjustments	$2.00	$1.73	$1.91	$1.78
By-product credits, primarily molybdenum[b]	(0.35)	(0.37)	(0.36)	(0.48)
Treatment charges	0.13	0.12	0.12	0.11
Unit net cash costs[c]	$1.78	$1.48	$1.67	$1.41

a.	Reflects molybdenum production from certain of the North America copper mines. Sales of molybdenum are reflected in the Molybdenum division (refer to page 9).

b.	Molybdenum credits reflect volumes produced at market-based pricing.

c.
For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedule, “Product Revenues and Production Costs,” beginning on page VII, which is also available on FCX's website, “www.fcx.com.”

Consolidated copper sales volumes from North America of 321 million pounds in fourth-quarter 2012 were lower than fourth-quarter 2011 sales of 333 million pounds primarily reflecting timing of shipments.
FCX expects sales from the North America copper mines to approximate 1.45 billion pounds of copper for the year 2013, compared with 1.35 billion pounds of copper in 2012, primarily reflecting higher production at Morenci and Chino.
Average unit net cash costs (net of by-product credits) for the North America copper mines of $1.78 per pound of copper in fourth-quarter 2012 were higher than unit net cash costs of $1.48 per pound in fourth-quarter 2011, primarily reflecting increased mining and milling activities.

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FCX estimates that average unit net cash costs (net of by-product credits) for the North America copper mines would approximate $1.82 per pound of copper for the year 2013, based on current sales volume and cost estimates and assuming an average molybdenum price of $11 per pound. North America's average unit net cash costs for 2013 would change by approximately $0.04 per pound for each $2 per pound change in the average price of molybdenum. North America's average unit net cash costs for 2013 are expected to be higher than 2012 because of lower molybdenum credits and higher mining rates.

South America Mining. FCX operates four copper mines in South America - Cerro Verde in Peru and El Abra, Candelaria and Ojos del Salado in Chile. FCX owns a 53.56 percent interest in Cerro Verde, a 51 percent interest in El Abra, and an 80 percent interest in both the Candelaria and Ojos del Salado mining complexes. All operations in South America are consolidated in FCX's financial statements. South America mining includes open-pit and underground mining. In addition to copper, the Cerro Verde mine produces molybdenum concentrates, and the Candelaria and Ojos del Salado mines produce gold and silver.
Operating and Development Activities. At Cerro Verde, FCX is engaged in a large-scale expansion. The approximate $4.4 billion project would expand the concentrator facilities from 120,000 metric tons of ore per day to 360,000 metric tons of ore per day and provide incremental annual production of approximately 600 million pounds of copper and 15 million pounds of molybdenum beginning in 2016. Cerro Verde received approval of the environmental impact assessment in fourth-quarter 2012. Detailed engineering and long-lead item procurement are under way, and construction is expected to commence in 2013.
FCX is also engaged in pre-feasibility studies for a potential large-scale milling operation at El Abra to process additional sulfide material and to achieve higher recoveries. Exploration results at El Abra have identified a significant sulfide resource.
Operating Data. Following is summary consolidated operating data for the South America mining operations for the fourth quarters and years ended 2012 and 2011:

	Three Months Ended				Years Ended
	December 31,				December 31,
	2012		2011		2012		2011
Copper (millions of recoverable pounds)
Production	349		337		1,257		1,306
Sales	350		357		1,245		1,322
Average realized price per pound	$3.60		$3.45		$3.58		$3.77

Gold (thousands of recoverable ounces)
Production	26		28		83		101
Sales	26		29		82		101
Average realized price per ounce	$1,686		$1,626		$1,673		$1,580

Molybdenum (millions of recoverable pounds)
Production[a]	2		2		8		10

Unit net cash costs per pound of copper:
Site production and delivery, excluding adjustments	$1.67	[b]	$1.56	[b]	$1.60	[b]	$1.38	[b]
By-product credits	(0.29)		(0.27)		(0.26)		(0.35)
Treatment charges	0.16		0.15		0.16		0.17
Unit net cash costs[c]	$1.54		$1.44		$1.50		$1.20

a.	Reflects molybdenum production from Cerro Verde. Sales of molybdenum are reflected in the Molybdenum division (refer to page 9).

b.
The 2012 periods include $16 million ($0.04 per pound of copper for fourth-quarter 2012 and $0.01 per pound for the year 2012) associated with labor agreement costs at Candelaria. The 2011 periods include $50 million ($0.14 per pound of copper for fourth-quarter 2011 and $0.04 per pound for the year 2011) associated with bonuses paid at Cerro Verde and El Abra pursuant to the new labor agreements.

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c.
For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedule, “Product Revenues and Production Costs,” beginning on page VII, which is also available on FCX's website, “www.fcx.com.”

Copper sales from South America mining totaled 350 million pounds in fourth-quarter 2012 and 357 million pounds in fourth-quarter 2011.
FCX expects South America's sales to approximate 1.33 billion pounds of copper and 140 thousand ounces of gold for the year 2013, compared with 2012 sales of 1.25 billion pounds of copper and 82 thousand ounces of gold, primarily reflecting the mining of higher grade ore at Candelaria.
Average unit net cash costs (net of by-product credits) for South America of $1.54 per pound of copper in fourth-quarter 2012 were higher than unit net cash costs of $1.44 per pound in fourth-quarter 2011, primarily reflecting higher mining and input costs (including energy), partly offset by lower costs relating to labor agreements.
FCX estimates that average unit net cash costs (net of by-product credits) for South America mining would approximate $1.50 per pound of copper for the year 2013, based on current sales volume and cost estimates and assuming average prices of $1,700 per ounce of gold and $11 per pound of molybdenum.

Indonesia Mining. Through its 90.64 percent owned and wholly consolidated subsidiary PT Freeport Indonesia, FCX operates the world's largest copper and gold mine in terms of reserves at its Grasberg operations in Papua, Indonesia. PT Freeport Indonesia produces copper concentrates, which contain significant quantities of gold and also silver.
Operating and Development Activities. FCX has several projects in progress in the Grasberg minerals district, primarily related to the development of large-scale, high-grade underground ore bodies. In aggregate, these underground ore bodies are expected to ramp up over several years to approximately 240,000 metric tons of ore per day following the currently anticipated transition from the Grasberg open pit in 2016. Development of the Grasberg Block Cave and Deep Mill Level Zone (DMLZ) is advancing. The DMLZ is expected to commence production in 2015, and the Grasberg Block Cave mine is scheduled to commence production in 2017. Over the next five years, estimated aggregate capital spending on these projects is currently expected to average $715 million per year ($565 million per year net to PT Freeport Indonesia).
Production from the Deep Ore Zone (DOZ) underground mine averaged 51,200 metric tons of ore per day in fourth-quarter 2012, and is expected to ramp up to the design rate of 80,000 metric tons of ore per day by year-end 2013, following completion of ongoing panel repairs.
The high-grade Big Gossan underground mine, which began producing in fourth-quarter 2010, averaged 2,100 metric tons of ore per day in fourth-quarter 2012. Full rates of 7,000 metric tons of ore per day are expected in 2014.

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Operating Data. Following is summary consolidated operating data for the Indonesia mining operations for the fourth quarters and years ended 2012 and 2011:

	Three Months Ended			Years Ended
	December 31,			December 31,
	2012	2011		2012	2011
Copper (millions of recoverable pounds)
Production	200	68		695	846
Sales	204	50		716	846
Average realized price per pound	$3.59	$3.31		$3.58	$3.85

Gold (thousands of recoverable ounces)
Production	221	149		862	1,272
Sales	224	102		915	1,270
Average realized price per ounce	$1,680	$1,664		$1,664	$1,583

Unit net cash costs per pound of copper:
Site production and delivery, excluding adjustments	$2.91	$6.92	[a]	$3.12	$2.21	[a]
Gold and silver credits	(1.93)	(3.72)		(2.22)	(2.47)
Treatment charges	0.22	0.22		0.21	0.19
Royalty on metals	0.13	0.15		0.13	0.16
Unit net cash costs[b]	$1.33	$3.57		$1.24	$0.09

a.	The 2011 periods include $66 million ($1.30 per pound of copper for fourth-quarter 2011 and $0.08 per pound for the year 2011) associated with bonuses and other strike-related costs.

b.
For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedule, “Product Revenues and Production Costs,” beginning on page VII, which is also available on FCX's website, “www.fcx.com.”

Indonesia's fourth-quarter 2012 sales of 204 million pounds of copper and 224 thousand ounces of gold were higher than fourth-quarter 2011 sales of 50 million pounds of copper and 102 thousand ounces of gold, primarily reflecting the impact in fourth-quarter 2011 of labor related disruptions and temporary suspension of milling operations.
At the Grasberg mine, the sequencing of mining areas with varying ore grades causes fluctuations in the timing of ore production resulting in varying quarterly and annual sales of copper and gold. FCX expects sales from Indonesia to approximate 1.1 billion pounds of copper and 1.2 million ounces of gold for the year 2013, compared with 716 million pounds of copper and 915 thousand ounces of gold for the year 2012. FCX expects sales from Indonesia to increase in fourth-quarter 2013 as PT Freeport Indonesia gains access to higher ore grades and achieves the targeted ramp up in production from the DOZ mine. Approximately 33 percent of Indonesia's projected copper sales and 38 percent of projected gold sales are expected in fourth-quarter 2013.
Indonesia's unit net cash costs (including gold and silver credits) of $1.33 per pound of copper in fourth-quarter 2012 were lower than unit net cash costs of $3.57 per pound in fourth-quarter 2011 primarily reflecting higher sales volumes. Fourth-quarter 2011 costs also included $66 million, or $1.30 per pound of copper, for bonuses and other strike-related costs.
FCX estimates Indonesia's unit net cash costs (net of gold and silver credits) would approximate $0.68 per pound of copper for the year 2013, based on current sales volume and cost estimates and assuming an average gold price of $1,700 per ounce. Indonesia's unit net cash costs for 2013 would change by approximately $0.055 per pound for each $50 per ounce change in the average price of gold. Because of the fixed nature of a large portion of Indonesia's costs, unit costs vary from quarter to quarter depending on copper and gold sales volumes, as well as average realized gold prices for the quarterly period. Indonesia's unit net cash costs for first-quarter 2013 are expected to approximate $1.57 per pound of copper and are expected to decline in future quarterly periods as volumes increase.

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Africa Mining. Through its 56 percent owned and wholly consolidated subsidiary Tenke Fungurume Mining S.A.R.L (TFM), FCX operates the Tenke Fungurume (Tenke) mine in the Katanga province of the Democratic Republic of Congo (DRC). In addition to copper, the Tenke mine produces cobalt hydroxide.
Operating and Development Activities. An expansion of the project to optimize the current plant and increase capacity is substantially complete. The expanded mill will be capable of throughput of 14,000 metric tons of ore per day, and expanded processing facilities will enable the addition of approximately 150 million pounds of copper per year. The approximate $850 million project, which included mill upgrades, additional mining equipment, a new tankhouse and a new sulphuric acid plant, is being completed within budget. The addition of a second sulphuric acid plant is expected to be completed in 2015.
FCX continues to engage in drilling activities, exploration analyses and metallurgical testing to evaluate the potential of the highly prospective minerals district at Tenke. These analyses are being incorporated in future plans to evaluate opportunities for expansion. Future expansions are subject to a number of factors, including economic and market conditions, and the business and investment climate in the DRC.
On January 21, 2013, FCX, through a newly formed joint venture, entered into a definitive agreement with OM Group, Inc. to acquire a large scale cobalt chemical refinery located in Kokkola, Finland, and the related sales and marketing business. The acquisition would provide direct end-market access for the cobalt hydroxide production at Tenke. FCX will be the operator of the joint venture with an effective 56 percent ownership interest, with the remaining effective ownership interests held by its partners in TFM, including 24 percent by Lundin Mining Corporation and 20 percent by La Générale des Carrières et des Mines (Gécamines). Under the terms of the agreement, initial consideration of $325 million (subject to working capital adjustments) will be paid at closing, with the potential for additional consideration of up to $110 million over a period of three years, contingent upon the achievement of revenue-based performance targets. The acquisition is subject to customary closing conditions, including required regulatory approvals, and is expected to close in second-quarter 2013.
Operating Data. Following is summary consolidated operating data for the Africa mining operations for the fourth quarters and years ended 2012 and 2011:

	Three Months Ended		Years Ended
	December 31,		December 31,
	2012	2011	2012	2011
Copper (millions of recoverable pounds)
Production	98	77	348	281
Sales	97	83	336	283
Average realized price per pound[a]	$3.50	$3.32	$3.51	$3.74

Cobalt (millions of contained pounds)
Production	6	7	26	25
Sales	6	6	25	25
Average realized price per pound	$6.95	$8.78	$7.83	$9.99

Unit net cash costs per pound of copper:
Site production and delivery, excluding adjustments	$1.38	$1.58	$1.49	$1.57
Cobalt credits[b]	(0.21)	(0.35)	(0.33)	(0.58)
Royalty on metals	0.07	0.07	0.07	0.08
Unit net cash costs[c]	$1.24	$1.30	$1.23	$1.07

a.	Includes point-of-sale transportation costs as negotiated in customer contracts.

b.	Net of cobalt downstream processing and freight costs.

c.
For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedule, “Product Revenues and Production Costs,” beginning on page VII, which is also available on FCX's website, “www.fcx.com.”

During 2012, Tenke achieved record mining, milling and production rates. Copper sales from Africa of 97 million pounds in fourth-quarter 2012 were higher than fourth-quarter 2011 copper sales of 83 million pounds primarily reflecting higher mining and milling rates principally related to the ramp-up of the second phase expansion.

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FCX expects Africa's sales to approximate 410 million pounds of copper and 30 million pounds of cobalt for the year 2013, compared with 336 million pounds of copper and 25 million pounds of cobalt for the year 2012.
Africa's unit net cash costs (net of cobalt credits) of $1.24 per pound of copper were lower than unit net cash costs of $1.30 per pound in fourth-quarter 2011 primarily reflecting higher volumes, partly offset by higher mining costs and lower cobalt credits.
FCX estimates Africa's unit net cash costs would approximate $1.03 per pound of copper for the year 2013, based on current sales volume and cost estimates and assuming an average cobalt price of $12 per pound. Africa's unit net cash costs for 2013 would change by approximately $0.09 per pound for each $2 per pound change in the average price of cobalt.

Molybdenum. FCX is the world's largest producer of molybdenum. FCX conducts molybdenum mining operations at its wholly owned Henderson underground mine and Climax open-pit mine in Colorado, and also sells molybdenum produced from its North and South America copper mines.
Operating and Development Activities. The Climax molybdenum mine, which was commissioned in second-quarter 2012, includes a new 25,000 metric ton per day mill facility. Production in fourth-quarter 2012 totaled 5 million pounds of molybdenum and is targeted at 20 million pounds for 2013, with potential to produce 30 million pounds per year, depending on market conditions. FCX intends to operate the Climax and Henderson mines in a flexible manner to meet market requirements. FCX believes that Climax is one of the most attractive primary molybdenum mines in the world, with large-scale production capacity, attractive cash costs and future growth options.
Operating Data. Following is summary consolidated operating data for the Molybdenum operations for the fourth quarters and years ended 2012 and 2011:

	Three Months Ended			Years Ended
	December 31,			December 31,
	2012		2011	2012		2011
Molybdenum (millions of recoverable pounds)
Production	13	[a]	8	41	[a]	38
Sales, excluding purchases[b]	21		19	83		79
Average realized price per pound	$12.62		$15.08	$14.26		$16.98

Unit net cash cost per pound of molybdenum[c]	$7.53		$6.87	$7.07		$6.34

a.
Molybdenum production from the Climax mine totaled 5 million pounds in fourth-quarter 2012 and 7 million pounds for the year 2012 reflecting production since the start of commercial operations in May 2012. The 2011 periods reflect production only from the Henderson molybdenum mine.

b.	Includes sales of molybdenum produced at the North and South America copper mines.

c.
Reflects unit net cash costs for the Henderson molybdenum mine, excluding net noncash and other costs. For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedule, “Product Revenues and Production Costs,” beginning on page VII, which is also available on FCX's website, “www.fcx.com.”

For the year 2013, FCX expects molybdenum sales to approximate 90 million pounds (including production of approximately 40 million pounds from the North and South America copper mines), compared with 83 million pounds in 2012 (including production of 44 million pounds from the North and South America copper mines).
Unit net cash costs at the Henderson mine of $7.53 per pound of molybdenum in fourth-quarter 2012 were higher than unit net cash costs of $6.87 per pound in fourth-quarter 2011, primarily reflecting lower production volumes and higher input costs.
Based on current sales volume and cost estimates, FCX expects unit net cash costs for primary molybdenum mines to average $7.00 per pound of molybdenum for the year 2013 (reflecting approximately $7.50 per pound for Henderson and $6.50 per pound for Climax).

Freeport-McMoRan Copper & Gold                             9

PRELIMINARY RECOVERABLE PROVEN AND PROBABLE RESERVES
FCX has significant reserves, resources and future development opportunities within its portfolio of assets. FCX's preliminary estimated consolidated recoverable proven and probable reserves at December 31, 2012, include 116.5 billion pounds of copper, 32.5 million ounces of gold and 3.42 billion pounds of molybdenum, which were determined using long-term average prices of $2.00 per pound for copper, $750 per ounce for gold and $10.00 per pound for molybdenum, consistent with the long-term average prices used at year-end 2011. The preliminary recoverable proven and probable reserves presented in the table below represent the estimated metal quantities from which FCX expects to be paid after application of estimated metallurgical recovery rates and smelter recovery rates, where applicable. Recoverable reserves are that part of a mineral deposit, which FCX estimates can be economically and legally extracted or produced at the time of the reserve determination.

	Preliminary Recoverable Proven and Probable Reserves
	at December 31, 2012
	Copper	Gold	Molybdenum
	(billions of lbs)	(millions of ozs)	(billions of lbs)
North America	38.8	0.4	2.69
South America	38.8	1.2	0.73
Indonesia	31.0	30.9	—
Africa	7.9	—	—
Consolidated basis[a]	116.5	32.5	3.42

Net equity interest[b]	93.2	29.4	3.08

a.
Consolidated basis reserves represent estimated metal quantities after reduction for joint venture partner interests at the Morenci mine in North America and the Grasberg minerals district in Indonesia. Excluded from the table above are FCX's estimated recoverable proven and probable reserves of 0.84 billion pounds for cobalt at Tenke Fungurume and 321.4 million ounces for silver in Indonesia, South America and North America.

b.
Net equity interest reserves represent estimated consolidated basis metal quantities further reduced for noncontrolling interest ownership. Excluded from the table above are FCX's estimated recoverable proven and probable reserves totaling 0.47 billion pounds for cobalt at Tenke Fungurume and 264.2 million ounces for silver in Indonesia, South America and North America.

The following table summarizes changes in FCX's estimated consolidated recoverable proven and probable copper, gold and molybdenum reserves during 2012:

	Copper	Gold	Molybdenum
	(billions of lbs)	(millions of ozs)	(billions of lbs)
Reserves at December 31, 2011	119.7	33.9	3.42
Net additions/revisions	0.5	(0.4)	0.08
Production	(3.7)	(1.0)	(0.08)
Reserves at December 31, 2012	116.5	32.5	3.42

At December 31, 2012, in addition to preliminary consolidated recoverable proven and probable reserves, FCX's preliminary estimated mineralized material (assessed using a long-term average copper price of $2.20 per pound for copper) totals 113 billion pounds of incremental contained copper. FCX continues to pursue aggressively opportunities to convert this mineralized material into reserves, future production volumes and cash flow.

EXPLORATION ACTIVITIES
FCX is actively conducting exploration activities near its existing mines with a focus on opportunities to expand reserves that will support the development of additional future production capacity in the large minerals districts where it currently operates. Favorable exploration results indicate opportunities for significant future potential reserve additions in North and South America and in the Tenke Fungurume minerals district. The drilling data in North America continue to indicate the potential for expanded sulfide production.

Freeport-McMoRan Copper & Gold                             10

Exploration spending for the year 2013 is expected to approximate $235 million, compared with $251 million in 2012. Exploration activities will continue to focus primarily on the potential for future reserve additions in FCX's existing minerals districts. Approximately one third of the 2013 budget is associated with greenfield exploration projects.

PROVISIONAL PRICING AND OTHER
For the year 2012, 46 percent of FCX's mined copper was sold in concentrate, 28 percent as cathode and 26 percent as rod from North America operations. Under the long-established structure of sales agreements prevalent in the industry, copper contained in concentrate and cathode is provisionally priced at the time of shipment. The provisional prices are finalized in a contractually specified future month (generally one to four months from the shipment date) primarily based on quoted monthly average spot copper prices on the London Metal Exchange (LME). Because a significant portion of FCX's concentrate and cathode sales in any quarterly period usually remain subject to final pricing, the quarter-end forward price is a major determinant of recorded revenues and the average recorded copper price for the period. During fourth-quarter 2012, LME spot copper prices averaged $3.59 per pound, compared to FCX's recorded average price of $3.60 per pound.
At September 30, 2012, FCX had provisionally priced copper sales at its copper mining operations, primarily South America and Indonesia, totaling 325 million pounds (net of intercompany sales and noncontrolling interests) recorded at an average of $3.72 per pound. Lower prices resulted in adjustments to these provisionally priced copper sales that unfavorably impacted fourth-quarter 2012 consolidated revenues by $73 million ($31 million to net income attributable to common stock or $0.03 per share), compared with adjustments to the September 30, 2011, provisionally priced copper sales that favorably impacted fourth-quarter 2011 consolidated revenues by $125 million ($56 million to net income attributable to common stock or $0.06 per share).
Adjustments to the December 31, 2011, provisionally priced copper sales favorably impacted consolidated revenues by $101 million ($43 million to net income attributable to common stock or $0.05 per share) for the year 2012, compared with adjustments to the December 31, 2010, provisionally priced copper sales that unfavorably impacted consolidated revenues by $12 million ($5 million to net income attributable to common stock or $0.01 per share) for the year 2011.
At December 31, 2012, FCX had provisionally priced copper sales at its copper mining operations, primarily South America and Indonesia, totaling 341 million pounds of copper (net of intercompany sales and noncontrolling interests) recorded at an average of $3.59 per pound, subject to final pricing over the next several months. FCX estimates that each $0.05 change in the price realized from the December 31, 2012, provisional price recorded would have an approximate $11 million effect on 2013 net income attributable to common stock. The LME spot copper price closed at $3.64 per pound on January 21, 2013.
FCX defers recognizing profits on its sales from its mining operations to Atlantic Copper and on 25 percent of Indonesia's sales to PT Smelting (PT Freeport Indonesia's 25 percent-owned Indonesian smelting unit) until final sales to third parties occur. FCX's net deferred profits on its Indonesia and South America concentrate inventories at Atlantic Copper and PT Smelting to be recognized in future periods' net income attributable to common stock totaled $121 million at December 31, 2012. Refer to the "Consolidated Statements of Income" on page IV for a summary of net impacts from changes in these deferrals. Quarterly variations in ore grades, the timing of intercompany shipments and changes in product prices will result in variability in FCX's net deferred profits and quarterly earnings.

CASH FLOWS
FCX generated operating cash flows of $1.3 billion for fourth-quarter 2012 (including net working capital sources and other tax payments of $122 million) and $3.8 billion for the year 2012 (net of working capital uses and other tax payments of $1.4 billion).
Based on current sales volume and cost estimates and assuming average prices of $3.65 per pound of copper, $1,700 per ounce of gold and $11 per pound of molybdenum, FCX's consolidated operating cash flows, excluding results from pending acquisitions, are estimated to approximate $7 billion for the year 2013 (including $450 million from net working capital sources and other tax payments). The impact of price changes on operating cash flows would approximate $350 million for each $0.10 per pound change in the average price of copper, $55

Freeport-McMoRan Copper & Gold                             11

million for each $50 per ounce change in the average price of gold and $110 million for each $2 per pound change in the average price of molybdenum.
Capital expenditures totaled $976 million for fourth-quarter 2012 and $3.5 billion for the year 2012. Excluding amounts for pending acquisitions, capital expenditures are currently estimated to approximate $4.6 billion for the year 2013 (including $2.8 billion for major projects and $1.8 billion for sustaining capital). Major projects for 2013 primarily include underground development activities at Grasberg and the expansion projects at Cerro Verde and Morenci. FCX is also considering additional investments at several of its sites. Capital spending plans will continue to be reviewed and adjusted in response to changes in market conditions and other factors.

CASH AND DEBT
At December 31, 2012, FCX had consolidated cash of $3.7 billion. Net of noncontrolling interests' share, taxes and other costs, cash available to the parent company totaled $2.7 billion as shown below (in billions):

December 31,
2012
Cash at domestic companies[a]	$1.3
Cash at international operations	2.4
Total consolidated cash and cash equivalents	3.7
Less: Noncontrolling interests' share	(0.8)
Cash, net of noncontrolling interests' share	2.9
Less: Withholding taxes and other	(0.2)
Net cash available	$2.7

a. Includes cash at the parent company and North America operations.
At December 31, 2012, FCX had $3.5 billion in debt. FCX had no borrowings and $43 million of letters of credit issued under its revolving credit facility resulting in total availability of $1.5 billion at December 31, 2012.

FINANCIAL POLICY
FCX has a long-standing tradition of seeking to build shareholder value through investing in projects with attractive rates of return and returning cash to shareholders through common stock dividends and share purchases. FCX paid common stock dividends of $1.1 billion during 2012. FCX's current annual dividend rate for its common stock is $1.25 per share. On December 26, 2012, FCX's Board of Directors (the Board) declared a regular quarterly dividend of $0.3125 per share, which will be paid on February 1, 2013. FCX intends to continue to maintain a strong financial position, invest in financially attractive growth projects and provide cash returns to shareholders. The Board will continue to review FCX's financial policy on an ongoing basis.

PENDING ACQUISITIONS of PLAINS EXPLORATION & PRODUCTION COMPANY (PXP) AND McMoRAN EXPLORATION CO. (MMR)
On December 5, 2012, FCX announced definitive agreements to acquire PXP and MMR. PXP per-share consideration is equivalent to 0.6531 shares of FCX common stock and $25.00 in cash (approximately $3.4 billion in cash and 91 million shares of FCX common stock). MMR per-share consideration consists of $14.75 in cash (approximately $3.4 billion in cash, or $2.1 billion net of MMR interests currently owned by FCX and PXP) and 1.15 units of a royalty trust, which will hold a five percent overriding royalty interest in future production from MMR's existing ultra-deep exploration prospects. The value of the transactions, including assumed debt of the targets, approximates $20 billion.
The combined company would be a premier U.S.-based natural resource company with a growing production profile and an industry leading global portfolio of mineral assets and significant oil and gas resources. The addition of a high quality, U.S.-focused oil and gas resource base is expected to provide strong margins and cash flows, exploration leverage and financially attractive long-term investment opportunities to enhance long-term returns for FCX shareholders. After giving effect to the transactions, FCX's estimated pro forma total debt would have approximated $20 billion (or $16 billion net of cash) at September 30, 2012, and total pro forma outstanding FCX common shares would have approximated 1.04 billion. On a pro forma basis for 2013, the combined

Freeport-McMoRan Copper & Gold                             12

company's estimated EBITDA (equal to operating income plus depreciation, depletion, and amortization) is expected to approximate $12 billion (approximately 74 percent from mining and 26 percent from oil and gas, with 48 percent of combined EBITDA from U.S. operations).
Completion of the transactions is subject to receipt of PXP and MMR shareholder approval, regulatory approvals (including U.S. antitrust clearance under the Hart-Scott-Rodino Act), and other customary conditions. On December 26, 2012, the U.S. Federal Trade Commission granted early termination of the Hart-Scott-Rodino waiting period with respect to both transactions. PXP and MMR shareholder meetings to approve the transactions will be scheduled upon the effectiveness of the registration statements filed with the U.S. Securities and Exchange Commission on December 28, 2012. The transactions are expected to close in second-quarter 2013.

WEBCAST INFORMATION
A conference call with securities analysts to discuss FCX's fourth-quarter 2012 results is scheduled for today at 10:00 a.m. Eastern Time. The conference call will be broadcast on the Internet along with slides. Interested parties may listen to the conference call live and view the slides by accessing “www.fcx.com.” A replay of the webcast will be available through Friday, February 22, 2013.
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FCX is a leading international mining company with headquarters in Phoenix, Arizona. FCX operates large, long-lived, geographically diverse assets with significant proven and probable reserves of copper, gold and molybdenum. FCX has a dynamic portfolio of operating, expansion and growth projects in the copper industry and is the world's largest producer of molybdenum.
FCX's portfolio of assets includes the Grasberg minerals district in Indonesia, the world’s largest copper and gold mine in terms of recoverable reserves; significant mining operations in the Americas, including the large-scale Morenci minerals district in North America and the Cerro Verde and El Abra operations in South America; and the Tenke Fungurume minerals district in the DRC. Additional information about FCX is available on FCX's website at "www.fcx.com."
Cautionary Statement and Regulation G Disclosure: This press release contains forward-looking statements in which FCX discusses its potential future performance. Forward-looking statements are all statements other than statements of historical facts, such as those statements regarding projected ore grades and milling rates, projected production and sales volumes, projected unit net cash costs, projected operating cash flows, projected capital expenditures, exploration efforts and results, mine production and development plans, the impact of deferred intercompany profits on earnings, liquidity, other financial commitments and tax rates, the impact of copper, gold, molybdenum and cobalt price changes, reserve estimates, future dividend payments and potential share purchases, and estimated EBITDA for 2013 assuming completion of the pending acquisitions. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “intends,” “likely,” “will,” “should,” “to be,” and any similar expressions are intended to identify those assertions as forward-looking statements. The declaration of dividends is at the discretion of FCX's Board and will depend on FCX's financial results, cash requirements, future prospects, and other factors deemed relevant by the Board.
This press release also includes forward-looking statements regarding mineralized material not included in reserves. The mineralized material described in this press release will not qualify as reserves until comprehensive engineering studies establish their economic feasibility. Accordingly, no assurance can be given that the estimated mineralized material not included in reserves will become proven and probable reserves.
FCX cautions readers that forward-looking statements are not guarantees of future performance and its actual results may differ materially from those anticipated, projected or assumed in the forward-looking statements. Important factors that can cause FCX's actual results to differ materially from those anticipated in the forward-looking statements include commodity prices, mine sequencing, production rates, industry risks, regulatory changes, political risks, the outcome of ongoing discussions with the Indonesian government, the potential effects of violence in Indonesia, the resolution of administrative disputes in the Democratic Republic of Congo, weather- and climate-related risks, labor relations, environmental risks, litigation results, currency translation risks, risks associated with completion of the pending acquisitions, and other factors described in more detail under the heading “Risk Factors” in FCX's Annual Report on Form 10-K for the year ended December 31, 2011, filed with the U.S. Securities and Exchange Commission (SEC) as updated by our subsequent filings with the SEC.
Investors are cautioned that many of the assumptions on which FCX's forward-looking statements are based are likely to change after its forward-looking statements are made, including for example commodity prices, which FCX cannot control, and production volumes and costs, some aspects of which FCX may or may not be able to control. Further, FCX may make changes to its business plans that could or will affect its results. FCX cautions investors that it does not intend to update forward-looking statements more frequently than quarterly notwithstanding any changes in FCX's assumptions, changes in business plans, actual experience or other changes, and FCX undertakes no obligation to update any forward-looking statements.
This press release also contains certain financial measures such as unit net cash costs per pound of copper and per pound of molybdenum. As required by SEC Regulation G, reconciliations of these measures to amounts reported in FCX's consolidated financial statements are in the supplemental schedule, “Product Revenues and Production Costs,” beginning on page VII, which is also available on FCX's website, “www.fcx.com.”

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ADDITIONAL INFORMATION ABOUT THE PROPOSED PXP AND MMR TRANSACTIONS AND WHERE TO FIND IT

PXP Transaction

In connection with the proposed transaction, FCX has filed with the SEC a registration statement on Form S-4 that includes a preliminary proxy statement of PXP that also constitutes a prospectus of FCX. FCX and PXP also plan to file other relevant documents with the SEC regarding the proposed transaction. INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the definitive proxy statement/prospectus (if and when it becomes available) and other relevant documents filed by FCX and PXP with the SEC at the SEC's website at www.sec.gov. You may also obtain these documents by contacting FCX's Investor Relations department at (602) 366-8400, or via e-mail at IR@fmi.com; or by contacting PXP's Investor Relations department at (713) 579-6291, or via email at investor@pxp.com.

FCX and PXP and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about FCX's directors and executive officers is available in FCX's proxy statement dated April 27, 2012, for its 2012 Annual Meeting of Stockholders. Information about PXP's directors and executive officers is available in PXP's proxy statement dated April 13, 2012, for its 2012 Annual Meeting of Stockholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the definitive proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the merger when they become available. Investors should read the definitive proxy statement/prospectus carefully when it becomes available. You may obtain free copies of these documents from FCX or PXP using the sources indicated above.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

MMR Transaction

In connection with the proposed transaction, the royalty trust formed in connection with the transaction has filed with the SEC a registration statement on Form S-4 that includes a preliminary proxy statement of MMR that also constitutes a prospectus of the royalty trust. FCX, the royalty trust and MMR also plan to file other relevant documents with the SEC regarding the proposed transaction. INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the proxy statement/prospectus (if and when it becomes available) and other relevant documents filed by FCX, the royalty trust and MMR with the SEC at the SEC's website at www.sec.gov. You may also obtain these documents by contacting FCX's Investor Relations department at (602) 366-8400, or via e-mail at IR@fmi.com; or by contacting MMR's Investor Relations department at (504) 582-4000, or via email at IR@fmi.com.

FCX and MMR and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about FCX's directors and executive officers is available in FCX's proxy statement dated April 27, 2012, for its 2012 Annual Meeting of Stockholders. Information about MMR's directors and executive officers is available in MMR's proxy statement dated April 27, 2012, for its 2012 Annual Meeting of Stockholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the definitive proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the merger when they become available. Investors should read the definitive proxy statement/prospectus carefully when it becomes available. You may obtain free copies of these documents from FCX or MMR using the sources indicated above.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

# # #

Freeport-McMoRan Copper & Gold                             14

FREEPORT-McMoRan COPPER & GOLD INC.
SELECTED OPERATING DATA

	Three Months Ended December 31,
	Production		Sales
COPPER (millions of recoverable pounds)	2012	2011	2012	2011
(FCX's net interest in %)
North America
Morenci (85%)[a]	142	131	127	132
Bagdad (100%)	50	49	46	49
Safford (100%)	46	50	40	45
Sierrita (100%)	37	46	35	46
Miami (100%)	15	20	14	19
Tyrone (100%)	22	20	20	19
Chino (100%)	45	24	38	22
Other (100%)	1	1	1	1
Total North America	358	341	321	333

South America
Cerro Verde (53.56%)	152	145	149	154
El Abra (51%)	89	88	98	93
Candelaria/Ojos del Salado (80%)	108	104	103	110
Total South America	349	337	350	357

Indonesia
Grasberg (90.64%)[b]	200	68	204	50

Africa
Tenke Fungurume (56%)[c]	98	77	97	83

Consolidated	1,005	823	972	823
Less noncontrolling interests	197	170	200	179
Net	808	653	772	644

Consolidated sales from mines			972	823
Purchased copper			28	38
Total copper sales, including purchases			1,000	861

Average realized price per pound			$3.60	$3.42

GOLD (thousands of recoverable ounces)
(FCX's net interest in %)
North America (100%)	4	4	4	2
South America (80%)	26	28	26	29
Indonesia (90.64%)[b]	221	149	224	102
Consolidated	251	181	254	133
Less noncontrolling interests	27	20	26	15
Net	224	161	228	118

Consolidated sales from mines			254	133
Purchased gold			—	—
Total gold sales, including purchases			254	133

Average realized price per ounce			$1,681	$1,656

MOLYBDENUM (millions of recoverable pounds)
(FCX's net interest in %)
Henderson (100%)	8	8	N/A	N/A
Climax (100%)	5	—	N/A	N/A
North America (100%)[a]	9	8	N/A	N/A
Cerro Verde (53.56%)	2	2	N/A	N/A
Consolidated	24	18	21	19
Less noncontrolling interests	1	1	1	1
Net	23	17	20	18

Consolidated sales from mines			21	19
Purchased molybdenum			—	—
Total molybdenum sales, including purchases			21	19

Average realized price per pound			$12.62	$15.08

COBALT (millions of contained pounds)
(FCX's net interest in %)
Consolidated - Tenke Fungurume (56%)[c]	6	7	6	6
Less noncontrolling interests	2	3	3	2
Net	4	4	3	4

Average realized price per pound			$6.95	$8.78

a. Amounts are net of Morenci's 15 percent joint venture partner's interest.
b. Amounts are net of Grasberg's joint venture partner's interest, which varies in accordance with the terms of the joint venture agreement.
c. Effective March 26, 2012, FCX's interest in Tenke Fungurume was prospectively reduced from 57.75 percent to 56 percent.

I

FREEPORT-McMoRan COPPER & GOLD INC.
SELECTED OPERATING DATA (continued)

	Years Ended December 31,
	Production		Sales
COPPER (millions of recoverable pounds)	2012	2011	2012	2011
(FCX's net interest in %)
North America
Morenci (85%)[a]	537	522	532	521
Bagdad (100%)	197	194	196	201
Safford (100%)	175	151	175	147
Sierrita (100%)	157	177	162	175
Miami (100%)	66	66	68	59
Tyrone (100%)	83	76	82	79
Chino (100%)	144	69	132	62
Other (100%)	4	3	4	3
Total North America	1,363	1,258	1,351	1,247

South America
Cerro Verde (53.56%)	595	647	589	657
El Abra (51%)	338	274	338	276
Candelaria/Ojos del Salado (80%)	324	385	318	389
Total South America	1,257	1,306	1,245	1,322

Indonesia
Grasberg (90.64%)[b]	695	846	716	846

Africa
Tenke Fungurume (56%)[c]	348	281	336	283

Consolidated	3,663	3,691	3,648	3,698
Less noncontrolling interests	723	710	717	717
Net	2,940	2,981	2,931	2,981

Consolidated sales from mines			3,648	3,698
Purchased copper			125	223
Total copper sales, including purchases			3,773	3,921

Average realized price per pound			$3.60	$3.86

GOLD (thousands of recoverable ounces)
(FCX's net interest in %)
North America (100%)	13	10	13	7
South America (80%)	83	101	82	101
Indonesia (90.64%)[b]	862	1,272	915	1,270
Consolidated	958	1,383	1,010	1,378
Less noncontrolling interests	98	139	102	139
Net	860	1,244	908	1,239

Consolidated sales from mines			1,010	1,378
Purchased gold			2	1
Total gold sales, including purchases			1,012	1,379

Average realized price per ounce			$1,665	$1,583

MOLYBDENUM (millions of recoverable pounds)
(FCX's net interest in %)
Henderson (100%)	34	38	N/A	N/A
Climax (100%)[d]	7	N/A	N/A	N/A
North America (100%)[a]	36	35	N/A	N/A
Cerro Verde (53.56%)	8	10	N/A	N/A
Consolidated	85	83	83	79
Less noncontrolling interests	4	5	4	4
Net	81	78	79	75

Consolidated sales from mines			83	79
Purchased molybdenum			—	—
Total molybdenum sales, including purchases			83	79

Average realized price per pound			$14.26	$16.98

COBALT (millions of contained pounds)
(FCX's net interest in %)
Consolidated - Tenke Fungurume (56%)[c]	26	25	25	25
Less noncontrolling interests	11	11	11	10
Net	15	14	14	15

Average realized price per pound			$7.83	$9.99

a. Amounts are net of Morenci's 15 percent joint venture partner's interest.
b. Amounts are net of Grasberg's joint venture partner's interest, which varies in accordance with the terms of the joint venture agreement.
c. Effective March 26, 2012, FCX's interest in Tenke Fungurume was prospectively reduced from 57.75 percent to 56 percent.
d. Includes results from the Climax molybdenum mine since the start of commercial operations in May 2012.

II

FREEPORT-McMoRan COPPER & GOLD INC.
SELECTED OPERATING DATA (continued)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2012	2011	2012	2011
100% North America Copper Mines
Solution Extraction/Electrowinning (SX/EW) Operations
Leach ore placed in stockpiles (metric tons per day)	1,090,600	1,019,500	998,600	888,300
Average copper ore grade (percent)	0.21	0.23	0.22	0.24
Copper production (millions of recoverable pounds)	227	219	866	801

Mill Operations
Ore milled (metric tons per day)	251,100	230,700	239,600	222,800
Average ore grades (percent):
Copper	0.38	0.39	0.37	0.38
Molybdenum	0.03	0.03	0.03	0.03
Copper recovery rate (percent)	84.7	81.5	83.9	83.1
Production (millions of recoverable pounds):
Copper	156	145	592	549
Molybdenum	9	8	36	35

100% South America Mining
SX/EW Operations
Leach ore placed in stockpiles (metric tons per day)	229,900	232,500	229,300	245,200
Average copper ore grade (percent)	0.57	0.60	0.55	0.50
Copper production (millions of recoverable pounds)	111	125	457	439

Mill Operations
Ore milled (metric tons per day)	195,500	179,900	191,400	189,200
Average ore grades:
Copper (percent)	0.68	0.69	0.60	0.66
Gold (grams per metric ton)	0.12	0.14	0.10	0.12
Molybdenum (percent)	0.02	0.02	0.02	0.02
Copper recovery rate (percent)	91.4	88.5	90.1	89.6
Production (recoverable):
Copper (millions of pounds)	238	212	800	867
Gold (thousands of ounces)	26	28	83	101
Molybdenum (millions of pounds)	2	2	8	10

100% Indonesia Mining
Ore milled (metric tons per day):[a]
Grasberg open pit	125,200	40,600	118,800	112,900
DOZ underground mine	51,200	30,300	44,600	51,700
Big Gossan underground mine	2,100	900	1,600	1,500
Total	178,500	71,800	165,000	166,100
Average ore grades:
Copper (percent)	0.66	0.65	0.62	0.79
Gold (grams per metric ton)	0.59	1.09	0.59	0.93
Recovery rates (percent):
Copper	88.9	88.9	88.7	88.3
Gold	75.9	80.5	82.7	81.2
Production (recoverable):
Copper (millions of pounds)	200	79	695	882
Gold (thousands of ounces)	221	183	862	1,444

100% Africa Mining
Ore milled (metric tons per day)	13,300	11,900	13,000	11,100
Average ore grades (percent):
Copper	3.81	3.40	3.62	3.41
Cobalt	0.35	0.38	0.37	0.40
Copper recovery rate (percent)	94.8	93.8	92.4	92.5
Production (millions of pounds):
Copper (recoverable)	98	77	348	281
Cobalt (contained)	6	7	26	25

100% Henderson Molybdenum Mine
Ore milled (metric tons per day)	19,900	19,300	20,800	22,300
Average molybdenum ore grade (percent)	0.22	0.24	0.23	0.24
Molybdenum production (millions of recoverable pounds)	8	8	34	38

a. Amounts represent the approximate average daily throughput processed at PT Freeport Indonesia's mill facilities from each producing mine.

III

FREEPORT-McMoRan COPPER & GOLD INC.
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended				Years Ended
	December 31,				December 31,
	2012		2011		2012		2011
	(In Millions, Except Per Share Amounts)
Revenues	$4,513	[a]	$4,162	[a]	$18,010	[a]	$20,880	[a]
Cost of sales:
Production and delivery	2,740	[b]	2,394	[b]	10,382	[b]	9,898	[b]
Depreciation, depletion and amortization	323		266		1,179		1,022
Total cost of sales	3,063		2,660		11,561		10,920
Selling, general and administrative expenses	120	[c]	92		431	[c]	415
Exploration and research expenses	71		77		285		271
Environmental obligations and shutdown costs	(40)	[d]	36	[d]	(22)	[d]	134	[d]
Gain on insurance settlement	(59)	[e]	—		(59)	[e]	—
Total costs and expenses	3,155		2,865		12,196		11,740
Operating income	1,358		1,297		5,814		9,140
Interest expense, net	(38)	[f]	(62)	[f]	(186)	[f]	(312)	[f]
Losses on early extinguishment of debt	—		—		(168)		(68)
Other income, net	4		18		27		58
Income before income taxes and equity in
affiliated companies' net earnings	1,324		1,253		5,487		8,818
Provision for income taxes	(382)		(389)		(1,510)	[g]	(3,087)	[g]
Equity in affiliated companies' net earnings	3		2		3		16
Net income	945		866		3,980		5,747
Net income attributable to noncontrolling interests	(202)		(226)		(939)	[g]	(1,187)	[g]
Net income attributable to FCX common stockholders	$743	[a,b,c,d,e,h]	$640	[a,b,d,h]	$3,041	[a,b,c,d,e,g,h]	$4,560	[a,b,d,g,h]

Net income per share attributable to
FCX common stockholders:
Basic	$0.78		$0.67		$3.20		$4.81
Diluted	$0.78		$0.67		$3.19		$4.78

Weighted-average common shares outstanding:
Basic	949		948		949		947
Diluted	954		953		954		955

Dividends declared per share of common stock	$0.3125		$0.25		$1.25		$1.50

a.
Includes (unfavorable) favorable adjustments to provisionally priced copper sales recognized in prior periods totaling $(73) million ($(31) million to net income attributable to common stockholders) in fourth-quarter 2012, $125 million ($56 million to net income attributable to common stockholders) in fourth-quarter 2011, $101 million ($43 million to net income attributable to common stockholders) for the year 2012 and $(12) million ($(5) million to net income attributable to common stockholders) for the year 2011.

b.
The 2012 periods include a charge of $16 million ($8 million to net income attributable to common stockholders) associated with labor agreement costs at Candelaria. The 2011 periods include charges totaling $116 million ($50 million to net income attributable to common stock) associated with bonuses for new labor agreements and other employee costs at PT Freeport Indonesia, Cerro Verde and El Abra.

c.	The 2012 periods include charges of $9 million ($7 million to net income attributable to common stockholders) for costs associated with the PXP and MMR transactions.

d.
Includes net (credits) charges for adjustments to environmental obligations and related litigation reserves totaling $(42) million ($(24) million to net income attributable to common stockholders) for fourth-quarter 2012, $29 million ($23 million to net income attributable to common stockholders) for fourth-quarter 2011, $(62) million ($(40) million to net income attributable to common stockholders) for the year 2012 and $107 million ($86 million to net income attributable to common stockholders) for the year 2011.

e.
The 2012 periods reflect a gain of $59 million ($31 million to net income attributable to common stockholders) for the settlement of the insurance claim for business interruption and property damage relating to the 2011 incidents affecting PT Freeport Indonesia's concentrate pipelines.

f.
Consolidated interest expense, before capitalized interest, totaled $57 million in fourth-quarter 2012, $96 million in fourth-quarter 2011, $267 million for the year 2012 and $421 million for the year 2011. Lower interest expense in the 2012 periods primarily reflects the impact of the first-quarter 2012 refinancing transaction.

g.
The year 2012 includes a net credit of $205 million ($107 million attributable to noncontrolling interests and $98 million to net income attributable to common stockholders) associated with adjustments to Cerro Verde's deferred income taxes. The year 2011 includes a tax charge of $53 million ($4 million attributable to noncontrolling interests and $49 million to net income attributable to common stockholders) for additional taxes associated with Cerro Verde's election to pay a special mining burden during the remaining term of its current stability agreement. For further discussion refer to the supplemental schedule, "Provision for Income Taxes," on page XXVI, which is also available on FCX's website, "www.fcx.com."

h.
FCX defers recognizing profits on intercompany sales until final sales to third parties occur. Changes in these deferrals attributable to variability in intercompany volumes resulted in net (reductions) additions to net income attributable to common stockholders of $(10) million in fourth-quarter 2012, $39 million in fourth-quarter 2011, $(80) million for the year 2012 and $156 million for the year 2011.

IV

FREEPORT-McMoRan COPPER & GOLD INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

	December 31,	December 31,
	2012	2011
	(In Millions)
ASSETS
Current assets:
Cash and cash equivalents	$3,705	$4,822
Trade accounts receivable	927	892
Other accounts receivable	702	250
Inventories:
Mill and leach stockpiles	1,672	1,289
Materials and supplies, net	1,504	1,354
Product	1,400	1,226
Other current assets	387	214
Total current assets	10,297	10,047
Property, plant, equipment and development costs, net	20,999	18,449
Long-term mill and leach stockpiles	1,955	1,686
Long-term receivables	769	675
Intangible assets, net	334	325
Other assets	1,086	888
Total assets	$35,440	$32,070

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$2,324	$2,194
Current deferred income taxes	384	103
Dividends payable	299	240
Current portion of reclamation and environmental obligations	241	236
Accrued income taxes	93	163
Current portion of debt	2	4
Total current liabilities	3,343	2,940
Long-term debt, less current portion	3,525	3,533
Deferred income taxes	3,490	3,255
Reclamation and environmental obligations, less current portion	2,127	2,138
Other liabilities	1,644	1,651
Total liabilities	14,129	13,517
Equity:
FCX stockholders' equity:
Common stock	107	107
Capital in excess of par value	19,119	19,007
Retained earnings	2,399	546
Accumulated other comprehensive loss	(506)	(465)
Common stock held in treasury	(3,576)	(3,553)
Total FCX stockholders' equity	17,543	15,642
Noncontrolling interests	3,768	2,911
Total equity	21,311	18,553
Total liabilities and equity	$35,440	$32,070

V

FREEPORT-McMoRan COPPER & GOLD INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Years Ended
	December 31,
	2012	2011
	(In Millions)
Cash flow from operating activities:
Net income	$3,980	$5,747
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	1,179	1,022
Stock-based compensation	100	117
Pension plans contributions	(140)	(46)
Net charges for reclamation and environmental obligations, including accretion	22	208
Payments of reclamation and environmental obligations	(246)	(170)
Losses on early extinguishment of debt	168	68
Deferred income taxes	269	523
Increase in long-term mill and leach stockpiles	(269)	(262)
Other, net	128	(126)
(Increases) decreases in working capital and other tax payments:
Accounts receivable	(365)	1,246
Inventories	(729)	(431)
Other current assets	(76)	(57)
Accounts payable and accrued liabilities	209	(387)
Accrued income and other tax payments	(456)	(832)
Net cash provided by operating activities	3,774	6,620

Cash flow from investing activities:
Capital expenditures:
North America copper mines	(827)	(495)
South America	(931)	(603)
Indonesia	(843)	(648)
Africa	(539)	(193)
Molybdenum	(258)	(461)
Other	(96)	(134)
Other, net	31	(1)
Net cash used in investing activities	(3,463)	(2,535)

Cash flow from financing activities:
Repayments of debt	(3,186)	(1,313)
Proceeds from debt	3,029	48
Cash dividends paid:
Common stock	(1,129)	(1,423)
Noncontrolling interests	(113)	(391)
Contributions from noncontrolling interests	15	62
Excess tax benefit from stock-based awards	8	23
Other, net	(52)	(7)
Net cash used in financing activities	(1,428)	(3,001)

Net (decrease) increase in cash and cash equivalents	(1,117)	1,084
Cash and cash equivalents at beginning of year	4,822	3,738
Cash and cash equivalents at end of year	$3,705	$4,822

VI

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS

PRODUCT REVENUES AND UNIT NET CASH COSTS
Unit net cash costs per pound of copper and molybdenum are measures intended to provide investors with information about the cash-generating capacity of FCX's mining operations expressed on a basis relating to the primary metal product for the respective operations. FCX uses this measure for the same purpose and for monitoring operating performance by its mining operations. This information differs from measures of performance determined in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered in isolation or as a substitute for measures of performance determined in accordance with U.S. GAAP. This measure is presented by other metals mining companies, although FCX's measures may not be comparable to similarly titled measures reported by other companies.

FCX presents gross profit per pound of copper in the following tables using both a “by-product” method and a “co-product” method. FCX uses the by-product method in its presentation of gross profit per pound of copper because (i) the majority of its revenues are copper revenues, (ii) it mines ore, which contains copper, gold, molybdenum and other metals, (iii) it is not possible to specifically assign all of FCX's costs to revenues from the copper, gold, molybdenum and other metals it produces, (iv) it is the method used to compare mining operations in certain industry publications and (v) it is the method used by FCX's management and Board of Directors to monitor operations. In the co-product method presentations, shared costs are allocated to the different products based on their relative revenue values, which will vary to the extent FCX's metals sales volumes and realized prices change.

FCX shows revenue adjustments for prior period open sales as separate line items. Because these adjustments do not result from current period sales, FCX has reflected these separately from revenues on current period sales. Noncash and other costs consist of items such as stock-based compensation costs, start-up costs, write-offs of equipment and/or unusual charges. They are removed from site production and delivery costs in the calculation of unit net cash costs. As discussed above, gold, molybdenum and other metal revenues at copper mines are reflected as credits against site production and delivery costs in the by-product method. Following are presentations under both the by-product and co-product methods together with reconciliations to amounts reported in FCX's consolidated financial statements.

VII

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

North America Copper Mines Product Revenues and Production Costs and Unit Net Cash Costs

Three Months Ended December 31, 2012
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Molybdenum[a]	Other[b]	Total
Revenues, excluding adjustments	$1,160	$1,160	$106	$28	$1,294

Site production and delivery, before net noncash
and other costs shown below	640	575	63	23	661
By-product credits[a]	(113)	—	—	—	—
Treatment charges	41	32	—	9	41
Net cash costs	568	607	63	32	702
Depreciation, depletion and amortization	84	77	6	1	84
Noncash and other costs, net	40	38	1	1	40
Total costs	692	722	70	34	826
Revenue adjustments, primarily for pricing
on prior period open sales	(9)	(9)	—	—	(9)
Gross profit	$459	$429	$36	$(6)	$459

Copper sales (millions of recoverable pounds)	320	320
Molybdenum sales (millions of recoverable pounds)[c]			9

Gross profit per pound of copper and molybdenum:

Revenues, excluding adjustments	$3.63	$3.63	$11.38

Site production and delivery, before net noncash
and other costs shown below	2.00	1.80	6.77
By-product credits[a]	(0.35)	—	—
Treatment charges	0.13	0.10	—
Unit net cash costs	1.78	1.90	6.77
Depreciation, depletion and amortization	0.26	0.24	0.57
Noncash and other costs, net	0.12	0.12	0.13
Total unit costs	2.16	2.26	7.47
Revenue adjustments, primarily for pricing
on prior period open sales	(0.03)	(0.03)	—
Gross profit per pound	$1.44	$1.34	$3.91

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$1,294	$661	$84
Treatment charges	N/A	41	N/A
Net noncash and other costs	N/A	40	N/A
Revenue adjustments, primarily for pricing
on prior period open sales	(9)	N/A	N/A
Eliminations and other	6	21	3
North America copper mines	1,291	763	87
South America mining	1,266	631	79
Indonesia mining	1,024	645	59
Africa mining	365	159	62
Molybdenum	273	221	18
Rod & Refining	1,194	1,193	2
Atlantic Copper Smelting & Refining	664	652	11
Corporate, other & eliminations	(1,564)	(1,524)	5
As reported in FCX's consolidated financial statements	$4,513	$2,740	$323

a. Molybdenum credits and revenues reflect volumes produced at market-based pricing.

b. Includes gold and silver product revenues and production costs.

c. Reflects molybdenum produced by certain of the North America copper mines. Sales of molybdenum are reflected in the Molybdenum division.

VIII

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

North America Copper Mines Product Revenues and Production Costs and Unit Net Cash Costs

Three Months Ended December 31, 2011
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Molybdenum[a]	Other[b]	Total
Revenues, excluding adjustments	$1,143	$1,143	$116	$27	$1,286

Site production and delivery, before net noncash
and other costs shown below	576	521	60	13	594
By-product credits[a]	(125)	—	—	—	—
Treatment charges	41	39	—	2	41
Net cash costs	492	560	60	15	635
Depreciation, depletion and amortization	79	74	3	2	79
Noncash and other costs, net	49	47	2	—	49
Total costs	620	681	65	17	763
Revenue adjustments, primarily for pricing
on prior period open sales	5	5	—	—	5
Gross profit	$528	$467	$51	$10	$528

Copper sales (millions of recoverable pounds)	332	332
Molybdenum sales (millions of recoverable pounds)[c]			8

Gross profit per pound of copper and molybdenum:

Revenues, excluding adjustments	$3.44	$3.44	$13.97

Site production and delivery, before net noncash
and other costs shown below	1.73	1.57	7.22
By-product credits[a]	(0.37)	—	—
Treatment charges	0.12	0.11	—
Unit net cash costs	1.48	1.68	7.22
Depreciation, depletion and amortization	0.24	0.23	0.43
Noncash and other costs, net	0.14	0.14	0.16
Total unit costs	1.86	2.05	7.81
Revenue adjustments, primarily for pricing
on prior period open sales	0.01	0.01	—
Gross profit per pound	$1.59	$1.40	$6.16

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$1,286	$594	$79
Treatment charges	N/A	41	N/A
Net noncash and other costs	N/A	49	N/A
Revenue adjustments, primarily for pricing
on prior period open sales	5	N/A	N/A
Eliminations and other	3	22	4
North America copper mines	1,294	706	83
South America mining	1,355	575	71
Indonesia mining	390	278	36
Africa mining	326	169	42
Molybdenum	305	250	16
Rod & Refining	1,239	1,235	2
Atlantic Copper Smelting & Refining	732	717	10
Corporate, other & eliminations	(1,479)	(1,536)	6
As reported in FCX's consolidated financial statements	$4,162	$2,394	$266

a. Molybdenum credits and revenues reflect volumes produced at market-based pricing.

b. Includes gold and silver product revenues and production costs.

c. Reflects molybdenum produced by certain of the North America copper mines. Sales of molybdenum are reflected in the Molybdenum division.

IX

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

North America Copper Mines Product Revenues and Production Costs and Unit Net Cash Costs

Year Ended December 31, 2012
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Molybdenum[a]	Other[b]	Total
Revenues, excluding adjustments	$4,908	$4,908	$468	$91	$5,467

Site production and delivery, before net noncash
and other costs shown below	2,572	2,357	227	60	2,644
By-product credits[a]	(487)	—	—	—	—
Treatment charges	161	147	—	14	161
Net cash costs	2,246	2,504	227	74	2,805
Depreciation, depletion and amortization	346	323	18	5	346
Noncash and other costs, net	138	134	3	1	138
Total costs	2,730	2,961	248	80	3,289
Revenue adjustments, primarily for pricing
on prior period open sales	4	4	—	—	4
Gross profit	$2,182	$1,951	$220	$11	$2,182

Copper sales (millions of recoverable pounds)	1,347	1,347
Molybdenum sales (millions of recoverable pounds)[c]			36

Gross profit per pound of copper and molybdenum:

Revenues, excluding adjustments	$3.64	$3.64	$13.00

Site production and delivery, before net noncash
and other costs shown below	1.91	1.75	6.32
By-product credits[a]	(0.36)	—	—
Treatment charges	0.12	0.11	—
Unit net cash costs	1.67	1.86	6.32
Depreciation, depletion and amortization	0.26	0.24	0.48
Noncash and other costs, net	0.10	0.10	0.09
Total unit costs	2.03	2.20	6.89
Revenue adjustments, primarily for pricing
on prior period open sales	0.01	0.01	—
Gross profit per pound	$1.62	$1.45	$6.11

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$5,467	$2,644	$346
Treatment charges	N/A	161	N/A
Net noncash and other costs	N/A	138	N/A
Revenue adjustments, primarily for pricing
on prior period open sales	4	N/A	N/A
Eliminations and other	19	69	16
North America copper mines	5,490	3,012	362
South America mining	4,728	2,114	287
Indonesia mining	3,921	2,349	212
Africa mining	1,359	615	176
Molybdenum	1,255	1,033	65
Rod & Refining	5,016	4,993	9
Atlantic Copper Smelting & Refining	2,709	2,640	42
Corporate, other & eliminations	(6,468)	(6,374)	26
As reported in FCX's consolidated financial statements	$18,010	$10,382	$1,179

a. Molybdenum credits and revenues reflect volumes produced at market-based pricing.

b. Includes gold and silver product revenues and production costs.

c. Reflects molybdenum produced by certain of the North America copper mines. Sales of molybdenum are reflected in the Molybdenum division.

X

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

North America Copper Mines Product Revenues and Production Costs and Unit Net Cash Costs

Year Ended December 31, 2011
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Molybdenum[a]	Other[b]	Total
Revenues, excluding adjustments	$4,968	$4,968	$546	$111	$5,625

Site production and delivery, before net noncash
and other costs shown below	2,213	1,987	238	46	2,271
By-product credits[a]	(599)	—	—	—	—
Treatment charges	138	132	—	6	138
Net cash costs	1,752	2,119	238	52	2,409
Depreciation, depletion and amortization	264	247	13	4	264
Noncash and other costs, net	166	161	4	1	166
Total costs	2,182	2,527	255	57	2,839
Revenue adjustments, primarily for pricing
on prior period open sales	(1)	(1)	—	—	(1)
Gross profit	$2,785	$2,440	$291	$54	$2,785

Copper sales (millions of recoverable pounds)	1,244	1,244
Molybdenum sales (millions of recoverable pounds)[c]			35

Gross profit per pound of copper and molybdenum:

Revenues, excluding adjustments	$3.99	$3.99	$15.72

Site production and delivery, before net noncash
and other costs shown below	1.78	1.60	6.86
By-product credits[a]	(0.48)	—	—
Treatment charges	0.11	0.10	—
Unit net cash costs	1.41	1.70	6.86
Depreciation, depletion and amortization	0.21	0.20	0.39
Noncash and other costs, net	0.13	0.13	0.09
Total unit costs	1.75	2.03	7.34
Revenue adjustments, primarily for pricing
on prior period open sales	—	—	—
Gross profit per pound	$2.24	$1.96	$8.38

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$5,625	$2,271	$264
Treatment charges	N/A	138	N/A
Net noncash and other costs	N/A	166	N/A
Revenue adjustments, primarily for pricing
on prior period open sales	(1)	N/A	N/A
Eliminations and other	9	54	15
North America copper mines	5,633	2,629	279
South America mining	5,258	1,905	258
Indonesia mining	5,046	1,791	215
Africa mining	1,289	591	140
Molybdenum	1,424	1,036	60
Rod & Refining	5,549	5,527	8
Atlantic Copper Smelting & Refining	2,984	2,991	40
Corporate, other & eliminations	(6,303)	(6,572)	22
As reported in FCX's consolidated financial statements	$20,880	$9,898	$1,022

a. Molybdenum credits and revenues reflect volumes produced at market-based pricing.

b. Includes gold and silver product revenues and production costs.

c. Reflects molybdenum produced by certain of the North America copper mines. Sales of molybdenum are reflected in the Molybdenum division.

XI

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Mining Product Revenues and Production Costs and Unit Net Cash Costs

Three Months Ended December 31, 2012
	By-Product		Co-Product Method
(In Millions)	Method		Copper	Other		Total
Revenues, excluding adjustments	$1,260		$1,260	$107	[a]	$1,367

Site production and delivery, before net noncash
and other costs shown below	585	[b]	540	51		591
By-product credits	(101)		—	—		—
Treatment charges	54		54	—		54
Net cash costs	538		594	51		645
Depreciation, depletion and amortization	79		75	4		79
Noncash and other costs, net	47		35	12		47
Total costs	664		704	67		771
Revenue adjustments, primarily for pricing
on prior period open sales	(45)		(45)	—		(45)
Gross profit	$551		$511	$40		$551

Copper sales (millions of recoverable pounds)	350		350

Gross profit per pound of copper:

Revenues, excluding adjustments	$3.60		$3.60

Site production and delivery, before net noncash
and other costs shown below	1.67	[b]	1.54
By-product credits	(0.29)		—
Treatment charges	0.16		0.16
Unit net cash costs	1.54		1.70
Depreciation, depletion and amortization	0.23		0.21
Noncash and other costs, net	0.13		0.10
Total unit costs	1.90		2.01
Revenue adjustments, primarily for pricing
on prior period open sales	(0.13)		(0.13)
Gross profit per pound	$1.57		$1.46

Reconciliation to Amounts Reported				Depreciation,
			Production	Depletion and
(In Millions)	Revenues		and Delivery	Amortization
Totals presented above	$1,367		$591	$79
Treatment charges	(54)		N/A	N/A
Net noncash and other costs	N/A		47	N/A
Revenue adjustments, primarily for pricing
on prior period open sales	(45)		N/A	N/A
Eliminations and other	(2)		(7)	—
South America mining	1,266		631	79
North America copper mines	1,291		763	87
Indonesia mining	1,024		645	59
Africa mining	365		159	62
Molybdenum	273		221	18
Rod & Refining	1,194		1,193	2
Atlantic Copper Smelting & Refining	664		652	11
Corporate, other & eliminations	(1,564)		(1,524)	5
As reported in FCX's consolidated financial statements	$4,513		$2,740	$323

a. Includes gold sales of 26 thousand ounces ($1,686 per ounce average realized price) and silver sales of 1 million ounces ($33.65 per ounce average realized price); also includes molybdenum sales of 2 million pounds ($9.01 per pound average realized price), which reflects molybdenum produced by Cerro Verde at market-based pricing.
b. Includes $16 million ($0.04 per pound) associated with labor agreement costs at Candelaria.

XII

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Mining Product Revenues and Production Costs and Unit Net Cash Costs

Three Months Ended December 31, 2011
	By-Product		Co-Product Method
(In Millions)	Method		Copper	Other		Total
Revenues, excluding adjustments	$1,231		$1,231	$105	[a]	$1,336

Site production and delivery, before net noncash
and other costs shown below	557	[b]	519	44		563
By-product credits	(99)		—	—		—
Treatment charges	54		54	—		54
Net cash costs	512		573	44		617
Depreciation, depletion and amortization	71		67	4		71
Noncash and other costs, net	17		15	2		17
Total costs	600		655	50		705
Revenue adjustments, primarily for pricing
on prior period open sales	72		72	—		72
Gross profit	$703		$648	$55		$703

Copper sales (millions of recoverable pounds)	357		357

Gross profit per pound of copper:

Revenues, excluding adjustments	$3.45		$3.45

Site production and delivery, before net noncash
and other costs shown below	1.56	[b]	1.46
By-product credits	(0.27)		—
Treatment charges	0.15		0.15
Unit net cash costs	1.44		1.61
Depreciation, depletion and amortization	0.20		0.18
Noncash and other costs, net	0.04		0.04
Total unit costs	1.68		1.83
Revenue adjustments, primarily for pricing
on prior period open sales	0.20		0.20
Gross profit per pound	$1.97		$1.82

Reconciliation to Amounts Reported				Depreciation,
			Production	Depletion and
(In Millions)	Revenues		and Delivery	Amortization
Totals presented above	$1,336		$563	$71
Treatment charges	(54)		N/A	N/A
Net noncash and other costs	N/A		17	N/A
Revenue adjustments, primarily for pricing
on prior period open sales	72		N/A	N/A
Eliminations and other	1		(5)	—
South America mining	1,355		575	71
North America copper mines	1,294		706	83
Indonesia mining	390		278	36
Africa mining	326		169	42
Molybdenum	305		250	16
Rod & Refining	1,239		1,235	2
Atlantic Copper Smelting & Refining	732		717	10
Corporate, other & eliminations	(1,479)		(1,536)	6
As reported in FCX's consolidated financial statements	$4,162		$2,394	$266

a. Includes gold sales of 29 thousand ounces ($1,626 per ounce average realized price) and silver sales of 893 thousand ounces ($31.90 per ounce average realized price); also includes molybdenum sales of 2 million pounds ($10.38 per pound average realized price), which reflects molybdenum produced by Cerro Verde at market-based pricing.
b. Includes $50 million ($0.14 per pound) for signing bonuses paid at Cerro Verde and El Abra pursuant to the new labor agreements.

XIII

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Mining Product Revenues and Production Costs and Unit Net Cash Costs

Year Ended December 31, 2012
	By-Product		Co-Product Method
(In Millions)	Method		Copper	Other		Total
Revenues, excluding adjustments	$4,462		$4,462	$355	[a]	$4,817

Site production and delivery, before net noncash
and other costs shown below	1,995	[b]	1,846	173		2,019
By-product credits	(331)		—	—		—
Treatment charges	202		202	—		202
Net cash costs	1,866		2,048	173		2,221
Depreciation, depletion and amortization	287		272	15		287
Noncash and other costs, net	110		75	35		110
Total costs	2,263		2,395	223		2,618
Revenue adjustments, primarily for pricing
on prior period open sales	106		106	—		106
Gross profit	$2,305		$2,173	$132		$2,305

Copper sales (millions of recoverable pounds)	1,245		1,245

Gross profit per pound of copper:

Revenues, excluding adjustments	$3.58		$3.58

Site production and delivery, before net noncash
and other costs shown below	1.60	[b]	1.49
By-product credits	(0.26)		—
Treatment charges	0.16		0.16
Unit net cash costs	1.50		1.65
Depreciation, depletion and amortization	0.23		0.22
Noncash and other costs, net	0.09		0.06
Total unit costs	1.82		1.93
Revenue adjustments, primarily for pricing
on prior period open sales	0.09		0.09
Gross profit per pound	$1.85		$1.74

Reconciliation to Amounts Reported				Depreciation,
			Production	Depletion and
(In Millions)	Revenues		and Delivery	Amortization
Totals presented above	$4,817		$2,019	$287
Treatment charges	(202)		N/A	N/A
Net noncash and other costs	N/A		110	N/A
Revenue adjustments, primarily for pricing
on prior period open sales	106		N/A	N/A
Eliminations and other	7		(15)	—
South America mining	4,728		2,114	287
North America copper mines	5,490		3,012	362
Indonesia mining	3,921		2,349	212
Africa mining	1,359		615	176
Molybdenum	1,255		1,033	65
Rod & Refining	5,016		4,993	9
Atlantic Copper Smelting & Refining	2,709		2,640	42
Corporate, other & eliminations	(6,468)		(6,374)	26
As reported in FCX's consolidated financial statements	$18,010		$10,382	$1,179

a. Includes gold sales of 82 thousand ounces ($1,673 per ounce average realized price) and silver sales of 3.2 million ounces ($30.33 per ounce average realized price); also includes molybdenum sales of 8 million pounds ($10.58 per pound average realized price), which reflects molybdenum produced by Cerro Verde at market-based pricing.
b. Includes $16 million ($0.01 per pound) associated with labor agreement costs at Candelaria.

XIV

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Mining Product Revenues and Production Costs and Unit Net Cash Costs

Year Ended December 31, 2011
	By-Product		Co-Product Method
(In Millions)	Method		Copper	Other		Total
Revenues, excluding adjustments	$4,989		$4,989	$477	[a]	$5,466

Site production and delivery, before net noncash
and other costs shown below	1,826	[b]	1,679	172		1,851
By-product credits	(452)		—	—		—
Treatment charges	219		219	—		219
Net cash costs	1,593		1,898	172		2,070
Depreciation, depletion and amortization	258		242	16		258
Noncash and other costs, net	82		75	7		82
Total costs	1,933		2,215	195		2,410
Revenue adjustments, primarily for pricing
on prior period open sales	15		(4)	19		15
Gross profit	$3,071		$2,770	$301		$3,071

Copper sales (millions of recoverable pounds)	1,322		1,322

Gross profit per pound of copper:

Revenues, excluding adjustments	$3.77		$3.77

Site production and delivery, before net noncash
and other costs shown below	1.38	[b]	1.27
By-product credits	(0.35)		—
Treatment charges	0.17		0.17
Unit net cash costs	1.20		1.44
Depreciation, depletion and amortization	0.20		0.18
Noncash and other costs, net	0.06		0.05
Total unit costs	1.46		1.67
Revenue adjustments, primarily for pricing
on prior period open sales	0.01		—
Gross profit per pound	$2.32		$2.10

Reconciliation to Amounts Reported				Depreciation,
			Production	Depletion and
(In Millions)	Revenues		and Delivery	Amortization
Totals presented above	$5,466		$1,851	$258
Treatment charges	(219)		N/A	N/A
Net noncash and other costs	N/A		82	N/A
Revenue adjustments, primarily for pricing
on prior period open sales	15		N/A	N/A
Eliminations and other	(4)		(28)	—
South America mining	5,258		1,905	258
North America copper mines	5,633		2,629	279
Indonesia mining	5,046		1,791	215
Africa mining	1,289		591	140
Molybdenum	1,424		1,036	60
Rod & Refining	5,549		5,527	8
Atlantic Copper Smelting & Refining	2,984		2,991	40
Corporate, other & eliminations	(6,303)		(6,572)	22
As reported in FCX's consolidated financial statements	$20,880		$9,898	$1,022

a. Includes gold sales of 101 thousand ounces ($1,580 per ounce average realized price) and silver sales of 3.2 million ounces ($36.81 per ounce average realized price); also includes molybdenum sales of 10 million pounds ($13.78 per pound average realized price), which reflects molybdenum produced by Cerro Verde at market-based pricing.
b. Includes $50 million ($0.04 per pound) for signing bonuses paid at Cerro Verde and El Abra pursuant to the new labor agreements.

XV

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Mining Product Revenues and Production Costs and Unit Net Cash Costs

Three Months Ended December 31, 2012
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Gold	Silver		Total
Revenues, excluding adjustments	$732	$732	$376	$21	[a]	$1,129

Site production and delivery, before net noncash
and other costs shown below	592	384	197	11		592
Gold and silver credits	(392)	—	—	—		—
Treatment charges	44	29	14	1		44
Royalty on metals	26	17	9	—		26
Net cash costs	270	430	220	12		662
Depreciation and amortization	59	38	20	1		59
Noncash and other costs, net	43	28	14	1		43
Total costs	372	496	254	14		764
Revenue adjustments, primarily for pricing on
prior period open sales	(30)	(30)	(4)	(1)		(35)
PT Smelting intercompany loss	(10)	(7)	(3)	—		(10)
Gross profit	$320	$199	$115	$6		$320

Copper sales (millions of recoverable pounds)	204	204
Gold sales (thousands of recoverable ounces)			224

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$3.59	$3.59	$1,680

Site production and delivery, before net noncash
and other costs shown below	2.91	1.89	882
Gold and silver credits	(1.93)	—	—
Treatment charges	0.22	0.14	66
Royalty on metals	0.13	0.08	38
Unit net cash costs	1.33	2.11	986
Depreciation and amortization	0.29	0.19	89
Noncash and other costs, net	0.21	0.14	63
Total unit costs	1.83	2.44	1,138
Revenue adjustments, primarily for pricing on
prior period open sales	(0.14)	(0.14)	(19)
PT Smelting intercompany loss	(0.05)	(0.03)	(15)
Gross profit per pound/ounce	$1.57	$0.98	$508

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$1,129	$592	$59
Treatment charges	(44)	N/A	N/A
Royalty on metals	(26)	N/A	N/A
Net noncash and other costs	N/A	43	N/A
Revenue adjustments, primarily for pricing on
prior period open sales	(35)	N/A	N/A
PT Smelting intercompany loss	N/A	10	N/A
Indonesia mining	1,024	645	59
North America copper mines	1,291	763	87
South America mining	1,266	631	79
Africa mining	365	159	62
Molybdenum	273	221	18
Rod & Refining	1,194	1,193	2
Atlantic Copper Smelting & Refining	664	652	11
Corporate, other & eliminations	(1,564)	(1,524)	5
As reported in FCX's consolidated financial statements	$4,513	$2,740	$323

a. Includes silver sales of 670 thousand ounces ($30.71 per ounce average realized price).

XVI

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Mining Product Revenues and Production Costs and Unit Net Cash Costs

Three Months Ended December 31, 2011
	By-Product		Co-Product Method
(In Millions)	Method		Copper	Gold	Silver		Total
Revenues, excluding adjustments	$167		$167	$169	$5	[a]	$341

Site production and delivery, before net noncash
and other costs shown below	348	[b]	170	173	5		348
Gold and silver credits	(188)		—	—	—		—
Treatment charges	11		5	6	—		11
Royalty on metals	8		4	4	—		8
Net cash costs	179		179	183	5		367
Depreciation and amortization	36		18	18	—		36
Noncash and other costs, net	7		3	3	1		7
Total costs	222		200	204	6		410
Revenue adjustments, primarily for pricing on
prior period open sales	54		54	13	1		68
PT Smelting intercompany profit	77		38	38	1		77
Gross profit	$76		$59	$16	$1		$76

Copper sales (millions of recoverable pounds)	50		50
Gold sales (thousands of recoverable ounces)				102

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$3.31		$3.31	$1,664

Site production and delivery, before net noncash
and other costs shown below	6.92	[b]	3.38	1,701
Gold and silver credits	(3.72)		—	—
Treatment charges	0.22		0.11	54
Royalty on metals	0.15		0.07	36
Unit net cash costs	3.57		3.56	1,791
Depreciation and amortization	0.72		0.35	177
Noncash and other costs, net	0.13		0.07	32
Total unit costs	4.42		3.98	2,000
Revenue adjustments, primarily for pricing on
prior period open sales	1.09		1.09	124
PT Smelting intercompany profit	1.53		0.76	373
Gross profit per pound/ounce	$1.51		$1.18	$161

Reconciliation to Amounts Reported				Depreciation,
			Production	Depletion and
(In Millions)	Revenues		and Delivery	Amortization
Totals presented above	$341		$348	$36
Treatment charges	(11)		N/A	N/A
Royalty on metals	(8)		N/A	N/A
Net noncash and other costs	N/A		7	N/A
Revenue adjustments, primarily for pricing on
prior period open sales	68		N/A	N/A
PT Smelting intercompany profit	N/A		(77)	N/A
Indonesia mining	390		278	36
North America copper mines	1,294		706	83
South America mining	1,355		575	71
Africa mining	326		169	42
Molybdenum	305		250	16
Rod & Refining	1,239		1,235	2
Atlantic Copper Smelting & Refining	732		717	10
Corporate, other & eliminations	(1,479)		(1,536)	6
As reported in FCX's consolidated financial statements	$4,162		$2,394	$266

a. Includes silver sales of 164 thousand ounces ($28.06 per ounce average realized price).
b. Includes $66 million ($1.30 per pound) associated with signing bonuses and other strike-related costs.

XVII

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Mining Product Revenues and Production Costs and Unit Net Cash Costs

Year Ended December 31, 2012
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Gold	Silver		Total
Revenues, excluding adjustments	$2,564	$2,564	$1,522	$64	[a]	$4,150

Site production and delivery, before net noncash
and other costs shown below	2,230	1,378	818	34		2,230
Gold and silver credits	(1,589)	—	—	—		—
Treatment charges	152	94	56	2		152
Royalty on metals	93	58	34	1		93
Net cash costs	886	1,530	908	37		2,475
Depreciation and amortization	212	131	78	3		212
Noncash and other costs, net	82	50	30	2		82
Total costs	1,180	1,711	1,016	42		2,769
Revenue adjustments, primarily for pricing on
prior period open sales	13	13	3	—		16
PT Smelting intercompany loss	(37)	(23)	(13)	(1)		(37)
Gross profit	$1,360	$843	$496	$21		$1,360

Copper sales (millions of recoverable pounds)	716	716
Gold sales (thousands of recoverable ounces)			915

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$3.58	$3.58	$1,664

Site production and delivery, before net noncash
and other costs shown below	3.12	1.93	894
Gold and silver credits	(2.22)	—	—
Treatment charges	0.21	0.13	61
Royalty on metals	0.13	0.08	38
Unit net cash costs	1.24	2.14	993
Depreciation and amortization	0.30	0.18	85
Noncash and other costs, net	0.11	0.07	33
Total unit costs	1.65	2.39	1,111
Revenue adjustments, primarily for pricing on
prior period open sales	0.02	0.02	3
PT Smelting intercompany loss	(0.05)	(0.03)	(15)
Gross profit per pound/ounce	$1.90	$1.18	$541

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$4,150	$2,230	$212
Treatment charges	(152)	N/A	N/A
Royalty on metals	(93)	N/A	N/A
Net noncash and other costs	N/A	82	N/A
Revenue adjustments, primarily for pricing on
prior period open sales	16	N/A	N/A
PT Smelting intercompany loss	N/A	37	N/A
Indonesia mining	3,921	2,349	212
North America copper mines	5,490	3,012	362
South America mining	4,728	2,114	287
Africa mining	1,359	615	176
Molybdenum	1,255	1,033	65
Rod & Refining	5,016	4,993	9
Atlantic Copper Smelting & Refining	2,709	2,640	42
Corporate, other & eliminations	(6,468)	(6,374)	26
As reported in FCX's consolidated financial statements	$18,010	$10,382	$1,179

a. Includes silver sales of 2.1 million ounces ($30.70 per ounce average realized price).

XVIII

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Mining Product Revenues and Production Costs and Unit Net Cash Costs

Year Ended December 31, 2011
	By-Product		Co-Product Method
(In Millions)	Method		Copper	Gold	Silver		Total
Revenues, excluding adjustments	$3,261		$3,261	$2,011	$97	[a]	$5,369

Site production and delivery, before net noncash
and other costs shown below	1,869	[b]	1,135	700	34		1,869
Gold and silver credits	(2,090)		—	—	—		—
Treatment charges	156		95	58	3		156
Royalty on metals	137		83	52	2		137
Net cash costs	72		1,313	810	39		2,162
Depreciation and amortization	215		131	80	4		215
Noncash and other costs, net	33		20	12	1		33
Total costs	320		1,464	902	44		2,410
Revenue adjustments, primarily for pricing on
prior period open sales	(12)		(12)	(18)	—		(30)
PT Smelting intercompany profit	111		67	41	3		111
Gross profit	$3,040		$1,852	$1,132	$56		$3,040

Copper sales (millions of recoverable pounds)	846		846
Gold sales (thousands of recoverable ounces)				1,270

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$3.85		$3.85	$1,583

Site production and delivery, before net noncash
and other costs shown below	2.21	[b]	1.34	551
Gold and silver credits	(2.47)		—	—
Treatment charges	0.19		0.11	46
Royalty on metals	0.16		0.10	41
Unit net cash costs	0.09		1.55	638
Depreciation and amortization	0.25		0.16	63
Noncash and other costs, net	0.04		0.02	10
Total unit costs	0.38		1.73	711
Revenue adjustments, primarily for pricing on
prior period open sales	(0.01)		(0.01)	(13)
PT Smelting intercompany profit	0.13		0.08	32
Gross profit per pound/ounce	$3.59		$2.19	$891

Reconciliation to Amounts Reported				Depreciation,
			Production	Depletion and
(In Millions)	Revenues		and Delivery	Amortization
Totals presented above	$5,369		$1,869	$215
Treatment charges	(156)		N/A	N/A
Royalty on metals	(137)		N/A	N/A
Net noncash and other costs	N/A		33	N/A
Revenue adjustments, primarily for pricing on
prior period open sales	(30)		N/A	N/A
PT Smelting intercompany profit	N/A		(111)	N/A
Indonesia mining	5,046		1,791	215
North America copper mines	5,633		2,629	279
South America mining	5,258		1,905	258
Africa mining	1,289		591	140
Molybdenum	1,424		1,036	60
Rod & Refining	5,549		5,527	8
Atlantic Copper Smelting & Refining	2,984		2,991	40
Corporate, other & eliminations	(6,303)		(6,572)	22
As reported in FCX's consolidated financial statements	$20,880		$9,898	$1,022

a. Includes silver sales of 2.7 million ounces ($36.18 per ounce average realized price).
b. Includes $66 million ($0.08 per pound) associated with signing bonuses and other strike related costs.

XIX

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Africa Mining Product Revenues and Production Costs and Unit Net Cash Costs

Three Months Ended December 31, 2012
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Cobalt	Total
Revenues, excluding adjustments[a]	$339	$339	$42	$381

Site production and delivery, before net noncash
and other costs shown below	134	125	26	151
Cobalt credits[b]	(20)	—	—	—
Royalty on metals	6	6	—	6
Net cash costs	120	131	26	157
Depreciation, depletion and amortization	62	58	4	62
Noncash and other costs, net	8	7	1	8
Total costs	190	196	31	227
Revenue adjustments, primarily for pricing
on prior period open sales	(5)	(5)	(5)	(10)
Gross profit	$144	$138	$6	$144

Copper sales (millions of recoverable pounds)	97	97
Cobalt sales (millions of contained pounds)			6

Gross profit per pound of copper/cobalt:

Revenues, excluding adjustments[a]	$3.50	$3.50	$6.95

Site production and delivery, before net noncash
and other costs shown below	1.38	1.29	4.27
Cobalt credits[b]	(0.21)	—	—
Royalty on metals	0.07	0.06	0.10
Unit net cash costs	1.24	1.35	4.37
Depreciation, depletion and amortization	0.63	0.59	0.61
Noncash and other costs, net	0.08	0.08	0.08
Total unit costs	1.95	2.02	5.06
Revenue adjustments, primarily for pricing
on prior period open sales	(0.06)	(0.06)	(0.76)
Gross profit per pound	$1.49	$1.42	$1.13

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$381	$151	$62
Royalty on metals	(6)	N/A	N/A
Net noncash and other costs	N/A	8	N/A
Revenue adjustments, primarily for pricing
on prior period open sales	(10)	N/A	N/A
Africa mining	365	159	62
North America copper mines	1,291	763	87
South America mining	1,266	631	79
Indonesia mining	1,024	645	59
Molybdenum	273	221	18
Rod & Refining	1,194	1,193	2
Atlantic Copper Smelting & Refining	664	652	11
Corporate, other & eliminations	(1,564)	(1,524)	5
As reported in FCX's consolidated financial statements	$4,513	$2,740	$323

a. Includes point-of-sale transportation costs as negotiated in customer contracts.

b. Net of cobalt downstream processing and freight costs.

XX

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Africa Mining Product Revenues and Production Costs and Unit Net Cash Costs

Three Months Ended December 31, 2011
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Cobalt	Total
Revenues, excluding adjustments[a]	$275	$275	$58	$333

Site production and delivery, before net noncash
and other costs shown below	131	118	36	154
Cobalt credits[b]	(29)	—	—	—
Royalty on metals	6	5	1	6
Net cash costs	108	123	37	160
Depreciation, depletion and amortization	42	38	4	42
Noncash and other costs, net	15	14	1	15
Total costs	165	175	42	217
Revenue adjustments, primarily for pricing
on prior period open sales	5	5	(6)	(1)
Gross profit	$115	$105	$10	$115

Copper sales (millions of recoverable pounds)	83	83
Cobalt sales (millions of contained pounds)			6

Gross profit per pound of copper/cobalt:

Revenues, excluding adjustments[a]	$3.32	$3.32	$8.78

Site production and delivery, before net noncash
and other costs shown below	1.58	1.43	5.45
Cobalt credits[b]	(0.35)	—	—
Royalty on metals	0.07	0.06	0.13
Unit net cash costs	1.30	1.49	5.58
Depreciation, depletion and amortization	0.51	0.46	0.65
Noncash and other costs, net	0.18	0.16	0.23
Total unit costs	1.99	2.11	6.46
Revenue adjustments, primarily for pricing
on prior period open sales	0.06	0.06	(0.90)
Gross profit per pound	$1.39	$1.27	$1.42

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$333	$154	$42
Royalty on metals	(6)	N/A	N/A
Net noncash and other costs	N/A	15	N/A
Revenue adjustments, primarily for pricing
on prior period open sales	(1)	N/A	N/A
Africa mining	326	169	42
North America copper mines	1,294	706	83
South America mining	1,355	575	71
Indonesia mining	390	278	36
Molybdenum	305	250	16
Rod & Refining	1,239	1,235	2
Atlantic Copper Smelting & Refining	732	717	10
Corporate, other & eliminations	(1,479)	(1,536)	6
As reported in FCX's consolidated financial statements	$4,162	$2,394	$266

a. Includes point-of-sale transportation costs as negotiated in customer contracts.

b. Net of cobalt downstream processing and freight costs.

XXI

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Africa Mining Product Revenues and Production Costs and Unit Net Cash Costs

Year Ended December 31, 2012
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Cobalt	Total
Revenues, excluding adjustments[a]	$1,179	$1,179	$194	$1,373

Site production and delivery, before net noncash
and other costs shown below	501	465	121	586
Cobalt credits[b]	(112)	—	—	—
Royalty on metals	25	22	3	25
Net cash costs	414	487	124	611
Depreciation, depletion and amortization	176	160	16	176
Noncash and other costs, net	29	26	3	29
Total costs	619	673	143	816
Revenue adjustments, primarily for pricing
on prior period open sales	8	8	3	11
Gross profit	$568	$514	$54	$568

Copper sales (millions of recoverable pounds)	336	336
Cobalt sales (millions of contained pounds)			25

Gross profit per pound of copper/cobalt:

Revenues, excluding adjustments[a]	$3.51	$3.51	$7.83

Site production and delivery, before net noncash
and other costs shown below	1.49	1.39	4.86
Cobalt credits[b]	(0.33)	—	—
Royalty on metals	0.07	0.06	0.12
Unit net cash costs	1.23	1.45	4.98
Depreciation, depletion and amortization	0.52	0.47	0.67
Noncash and other costs, net	0.09	0.08	0.11
Total unit costs	1.84	2.00	5.76
Revenue adjustments, primarily for pricing
on prior period open sales	0.02	0.02	0.09
Gross profit per pound	$1.69	$1.53	$2.16

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$1,373	$586	$176
Royalty on metals	(25)	N/A	N/A
Net noncash and other costs	N/A	29	N/A
Revenue adjustments, primarily for pricing
on prior period open sales	11	N/A	N/A
Africa mining	1,359	615	176
North America copper mines	5,490	3,012	362
South America mining	4,728	2,114	287
Indonesia mining	3,921	2,349	212
Molybdenum	1,255	1,033	65
Rod & Refining	5,016	4,993	9
Atlantic Copper Smelting & Refining	2,709	2,640	42
Corporate, other & eliminations	(6,468)	(6,374)	26
As reported in FCX's consolidated financial statements	$18,010	$10,382	$1,179

a. Includes point-of-sale transportation costs as negotiated in customer contracts.

b. Net of cobalt downstream processing and freight costs.

XXII

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Africa Mining Product Revenues and Production Costs and Unit Net Cash Costs

Year Ended December 31, 2011
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Cobalt	Total
Revenues, excluding adjustments[a]	$1,059	$1,059	$253	$1,312

Site production and delivery, before net noncash
and other costs shown below	444	393	141	534
Cobalt credits[b]	(165)	—	—	—
Royalty on metals	24	20	4	24
Net cash costs	303	413	145	558
Depreciation, depletion and amortization	140	120	20	140
Noncash and other costs, net	57	49	8	57
Total costs	500	582	173	755
Revenue adjustments, primarily for pricing
on prior period open sales	(1)	(1)	2	1
Gross profit	$558	$476	$82	$558

Copper sales (millions of recoverable pounds)	283	283
Cobalt sales (millions of contained pounds)			25

Gross profit per pound of copper/cobalt:

Revenues, excluding adjustments[a]	$3.74	$3.74	$9.99

Site production and delivery, before net noncash
and other costs shown below	1.57	1.39	5.58
Cobalt credits[b]	(0.58)	—	—
Royalty on metals	0.08	0.07	0.16
Unit net cash costs	1.07	1.46	5.74
Depreciation, depletion and amortization	0.50	0.42	0.78
Noncash and other costs, net	0.20	0.18	0.32
Total unit costs	1.77	2.06	6.84
Revenue adjustments, primarily for pricing
on prior period open sales	—	—	0.06
Gross profit per pound	$1.97	$1.68	$3.21

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$1,312	$534	$140
Royalty on metals	(24)	N/A	N/A
Net noncash and other costs	N/A	57	N/A
Revenue adjustments, primarily for pricing
on prior period open sales	1	N/A	N/A
Africa mining	1,289	591	140
North America copper mines	5,633	2,629	279
South America mining	5,258	1,905	258
Indonesia mining	5,046	1,791	215
Molybdenum	1,424	1,036	60
Rod & Refining	5,549	5,527	8
Atlantic Copper Smelting & Refining	2,984	2,991	40
Corporate, other & eliminations	(6,303)	(6,572)	22
As reported in FCX's consolidated financial statements	$20,880	$9,898	$1,022

a. Includes point-of-sale transportation costs as negotiated in customer contracts.

b. Net of cobalt downstream processing and freight costs.

XXIII

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Henderson Molybdenum Mine Product Revenues and Production Costs and Unit Net Cash Costs

		Three Months Ended December 31,
(In Millions)		2012	2011

Revenues, excluding adjustments		$101	$129

Site production and delivery, before net noncash and other costs shown below		51	51
Treatment charges and other		7	6
Net cash costs		58	57
Depreciation, depletion and amortization		8	10
Noncash and other costs, net		3	—
Total costs		69	67
Gross profit[a]		$32	$62

Molybdenum sales (millions of recoverable pounds)[b]		8	8

Gross profit per pound of molybdenum:

Revenues, excluding adjustments		$13.11	$15.56

Site production and delivery, before net noncash and other costs shown below		6.65	6.20
Treatment charges and other		0.88	0.67
Unit net cash costs		7.53	6.87
Depreciation, depletion and amortization		1.02	1.18
Noncash and other costs, net		0.34	0.04
Total unit costs		8.89	8.09
Gross profit per pound[a]		$4.22	$7.47

Reconciliation to Amounts Reported
(In Millions)			Depreciation,
		Production	Depletion and
Three Months Ended December 31, 2012	Revenues	and Delivery	Amortization
Totals presented above	$101	$51	$8
Treatment charges and other	(7)	N/A	N/A
Net noncash and other costs	N/A	3	N/A
Henderson mine	94	54	8
Other molybdenum operations and eliminations[c]	179	167	10
Molybdenum	273	221	18
North America copper mines	1,291	763	87
South America mining	1,266	631	79
Indonesia mining	1,024	645	59
Africa mining	365	159	62
Rod & Refining	1,194	1,193	2
Atlantic Copper Smelting & Refining	664	652	11
Corporate, other & eliminations	(1,564)	(1,524)	5
As reported in FCX's consolidated financial statements	$4,513	$2,740	$323

Three Months Ended December 31, 2011
Totals presented above	$129	$51	$10
Treatment charges and other	(6)	N/A	N/A
Net noncash and other costs	N/A	—	N/A
Henderson mine	123	51	10
Other molybdenum operations and eliminations[c]	182	199	6
Molybdenum	305	250	16
North America copper mines	1,294	706	83
South America mining	1,355	575	71
Indonesia mining	390	278	36
Africa mining	326	169	42
Rod & Refining	1,239	1,235	2
Atlantic Copper Smelting & Refining	732	717	10
Corporate, other & eliminations	(1,479)	(1,536)	6
As reported in FCX's consolidated financial statements	$4,162	$2,394	$266
a. Gross profit reflects sales of Henderson production to our molybdenum sales company based on volumes produced at market-based pricing. On a consolidated basis, the Molybdenum division includes profits on sales as they are made to third parties and realizations based on actual contract terms. As a result, the actual gross profit realized will differ from the amounts reported in this table.
b. Reflects production at the Henderson molybdenum mine.
c. Primarily includes amounts associated with the molybdenum sales company, which includes sales of molybdenum produced at the North and South America copper mines. Also includes the results of the Climax molybdenum mine, which commenced commercial production in May 2012.

XXIV

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Henderson Molybdenum Mine Product Revenues and Production Costs and Unit Net Cash Costs

		Years Ended December 31,
(In Millions)		2012	2011

Revenues, excluding adjustments		$484	$628

Site production and delivery, before net noncash and other costs shown below		210	209
Treatment charges and other		30	33
Net cash costs		240	242
Depreciation, depletion and amortization		33	37
Noncash and other costs, net		8	2
Total costs		281	281
Gross profit[a]		$203	$347

Molybdenum sales (millions of recoverable pounds)[b]		34	38

Gross profit per pound of molybdenum:

Revenues, excluding adjustments		$14.27	$16.42

Site production and delivery, before net noncash and other costs shown below		6.19	5.46
Treatment charges and other		0.88	0.88
Unit net cash costs		7.07	6.34
Depreciation, depletion and amortization		0.97	0.96
Noncash and other costs, net		0.24	0.04
Total unit costs		8.28	7.34
Gross profit per pound[a]		$5.99	$9.08

Reconciliation to Amounts Reported
(In Millions)			Depreciation,
		Production	Depletion and
Year Ended December 31, 2012	Revenues	and Delivery	Amortization
Totals presented above	$484	$210	$33
Treatment charges and other	(30)	N/A	N/A
Net noncash and other costs	N/A	8	N/A
Henderson mine	454	218	33
Other molybdenum operations and eliminations[c]	801	815	32
Molybdenum	1,255	1,033	65
North America copper mines	5,490	3,012	362
South America mining	4,728	2,114	287
Indonesia mining	3,921	2,349	212
Africa mining	1,359	615	176
Rod & Refining	5,016	4,993	9
Atlantic Copper Smelting & Refining	2,709	2,640	42
Corporate, other & eliminations	(6,468)	(6,374)	26
As reported in FCX's consolidated financial statements	$18,010	$10,382	$1,179

Year Ended December 31, 2011
Totals presented above	$628	$209	$37
Treatment charges and other	(33)	N/A	N/A
Net noncash and other costs	N/A	2	N/A
Henderson mine	595	211	37
Other molybdenum operations and eliminations[c]	829	825	23
Molybdenum	1,424	1,036	60
North America copper mines	5,633	2,629	279
South America mining	5,258	1,905	258
Indonesia mining	5,046	1,791	215
Africa mining	1,289	591	140
Rod & Refining	5,549	5,527	8
Atlantic Copper Smelting & Refining	2,984	2,991	40
Corporate, other & eliminations	(6,303)	(6,572)	22
As reported in FCX's consolidated financial statements	$20,880	$9,898	$1,022
a. Gross profit reflects sales of Henderson production to our molybdenum sales company based on volumes produced at market-based pricing. On a consolidated basis, the Molybdenum division includes profits on sales as they are made to third parties and realizations based on actual contract terms. As a result, the actual gross profit realized will differ from the amounts reported in this table.
b. Reflects production at the Henderson molybdenum mine.
c. Primarily includes amounts associated with the molybdenum sales company, which includes sales of molybdenum produced at the North and South America copper mines. Also includes the results of the Climax molybdenum mine, which commenced commercial production in May 2012.

XXV

FREEPORT-McMoRan COPPER & GOLD INC.
PROVISION FOR INCOME TAXES

Following are summaries of the approximate amounts in the calculation of FCX's consolidated provision for income taxes for the fourth quarters and years ended 2012 and 2011 (in millions, except percentages):

	Three Months Ended December 31,
	2012					2011
				Income Tax				Income Tax
		Effective		(Provision)			Effective	(Provision)
	Income[a]	Tax Rate		Benefit		Income[a]	Tax Rate	Benefit
U.S.	$308	19%		$(59)		$340	17%	$(57)
South America	536	34%		(182)		691	36%	(246)
Indonesia	347	32%		(110)		53	42%	(22)
Africa	94	35%		(33)		64	31%	(20)
Eliminations and other	39	N/A		(4)		105	N/A	(31)
Annualized rate adjustment[b]	N/A	N/A		6		N/A	N/A	(13)
Consolidated FCX	$1,324	29%		$(382)		$1,253	31%	$(389)

	Years Ended December 31,
	2012					2011
				Income Tax				Income Tax
		Effective		(Provision)			Effective	(Provision)
	Income[a]	Tax Rate		Benefit		Income[a]	Tax Rate	Benefit
U.S.	$1,539	23%		$(350)		$2,112	23%	$(478)
South America	2,211	36%		(791)	[c]	3,017	36%	(1,075)	[d]
Indonesia	1,287	39%		(497)		2,923	43%	(1,256)
Africa	357	31%		(112)		357	34%	(120)
Eliminations and other	93	N/A		6		409	N/A	(158)
	5,487	32%	[e]	(1,744)		8,818	35%	(3,087)
Deferred tax liability adjustment	N/A	N/A		234	[f]	N/A	N/A	N/A
Consolidated FCX	$5,487	28%		$(1,510)		$8,818	35%	$(3,087)

a.	Represents income by geographic location before income taxes and equity in affiliated companies' net earnings.

b.	In accordance with applicable accounting rules, FCX adjusts its interim provision for income taxes equal to its estimated annualized tax rate.

c.
In July 2012, Cerro Verde signed a new 15-year mining stability agreement with the Peruvian government, which is expected to become effective when the current mining stability agreement expires on December 31, 2013. In connection with the new mining stability agreement, Cerro Verde's income tax rate will increase from 30 percent to 32 percent. As a result of the change in the income tax rate, FCX recognized additional deferred tax expense of $29 million ($25 million net of noncontrolling interests) for the year 2012, which relates primarily to the assets recorded in connection with the 2007 acquisition of Freeport-McMoRan Corporation (FMC).

d.
In September 2011, Peru enacted a new mining tax and royalty regime and also created a special mining burden that companies with stability agreements could elect to pay. Cerro Verde elected to pay this special mining burden during the remaining term of its stability agreement. As a result, Cerro Verde recognized additional current and deferred tax expense of $53 million ($49 million net of noncontrolling interests) for the year 2011. The deferred portion of this accrual relates primarily to the assets recorded in connection with the 2007 acquisition of FMC.

e.
FCX's consolidated effective income tax rate is a function of the combined effective tax rates for the jurisdictions in which it operates. Accordingly, variations in the relative proportions of jurisdictional income result in fluctuations to FCX's consolidated effective income tax rate. Assuming average prices of $3.65 per pound for copper, $1,700 per ounce for gold and $11 per pound for molybdenum and achievement of current sales volume and cost estimates, FCX estimates its annual consolidated effective tax rate for the year 2013 (excluding impacts from the pending acquisitions) will approximate 35 percent.

f.
With the exception of Tenke Fungurume S.A.R.L. (TFM), FCX has not elected to permanently reinvest earnings from its foreign subsidiaries and has recorded deferred tax liabilities for foreign earnings that are available to be repatriated to the U.S. Cerro Verde previously recorded deferred Peruvian income tax liabilities for income taxes that would become payable if the reinvested profits used to fund the initial Cerro Verde sulfide expansion are distributed prior to the expiration of Cerro Verde's current stability agreement on December 31, 2013. Based on expected future cash requirements, including funding for Cerro Verde's large-scale concentrator expansion, FCX does not believe that the reinvested profits will be distributed prior to December 31, 2013. Accordingly, a net deferred tax liability of $234 million ($123 million net of noncontrolling interest) was reversed and recognized as an income tax benefit for the year 2012.

XXVI

FREEPORT-McMoRan COPPER & GOLD INC.
BUSINESS SEGMENTS

FCX has organized its operations into five primary divisions - North America copper mines, South America mining, Indonesia mining, Africa mining and Molybdenum operations. Notwithstanding this structure, FCX internally reports information on a mine-by-mine basis. Therefore, FCX concluded that its operating segments include individual mines. Operating segments that meet certain thresholds are reportable segments, which are separately disclosed in the following table.

Intersegment Sales. Intersegment sales between FCX's operations are based on similar arms-length transactions with third parties at the time of the sale. Intersegment sales may not be reflective of the actual prices ultimately realized because of a variety of factors, including additional processing, timing of sales to unaffiliated customers and transportation premiums.

Allocations. FCX allocates certain operating costs, expenses and capital expenditures to the operating divisions and individual segments. However, not all costs and expenses applicable to a mine or operation are allocated. All U.S. federal and state income taxes are recorded and managed at the corporate level, whereas foreign income taxes are recorded and managed at the applicable country. In addition, most exploration and research activities are managed at the corporate level, and those costs along with some selling, general and administrative costs are not allocated to the operating divisions or segments. Accordingly, the following segment information reflects management determinations that may not be indicative of what the actual financial performance of each operating division or segment would be if it was an independent entity.

XXVII

FREEPORT-McMoRan COPPER & GOLD INC.
BUSINESS SEGMENTS (continued)

(In Millions)	North America Copper Mines			South America			Indonesia		Africa
												Atlantic
												Copper	Corporate,
		Other		Cerro	Other					Molyb-	Rod &	Smelting	Other &	FCX
	Morenci	Mines	Total	Verde	Mines	Total	Grasberg		Tenke	denum	Refining	& Refining	Eliminations	Total
Three Months Ended December 31, 2012
Revenues:
Unaffiliated customers	$(1)	$28	$27	$482	$580	$1,062	$938	[a]	$364	$273	$1,187	$660	$2	$4,513
Intersegment	472	792	1,264	39	165	204	86		1	—	7	4	(1,566)	—
Production and delivery	273	490	763	238	393	631	645		159	221	1,193	652	(1,524)	2,740
Depreciation, depletion and amortization	27	60	87	37	42	79	59		62	18	2	11	5	323
Selling, general and administrative expenses	1	—	1	1	—	1	30		1	4	—	5	78	120
Exploration and research expenses	—	—	—	—	—	—	—		—	1	—	—	70	71
Environmental obligations and shutdown costs	(11)	(4)	(15)	—	—	—	—		—	—	—	—	(25)	(40)
Gain on insurance settlement	—	—	—	—	—	—	(59)		—	—	—	—	—	(59)
Operating income (loss)	181	274	455	245	310	555	349		143	29	(1)	(4)	(168)	1,358

Interest expense, net	—	2	2	2	—	2	2		1	—	—	3	28	38
Provision for income taxes	—	—	—	97	85	182	110		33	—	—	—	57	382
Total assets at December 31, 2012	2,445	5,834	8,279	5,821	4,342	10,163	6,591		4,622	2,634	242	992	1,917	35,440
Capital expenditures	62	196	258	193	79	272	219		111	61	1	5	49	976

Three Months Ended December 31, 2011
Revenues:
Unaffiliated customers	$47	$26	$73	$453	$654	$1,107	$392	[a]	$323	$305	$1,232	$728	$2	$4,162
Intersegment	423	798	1,221	114	134	248	(2)		3	—	7	4	(1,481)	—
Production and delivery	265	441	706	258	317	575	278		169	250	1,235	717	(1,536)	2,394
Depreciation, depletion and amortization	31	52	83	33	38	71	36		42	16	2	10	6	266
Selling, general and administrative expenses	1	—	1	1	1	2	24		2	4	—	4	55	92
Exploration and research expenses	3	—	3	—	—	—	—		—	—	—	—	74	77
Environmental obligations and shutdown costs	—	—	—	—	—	—	—		—	—	—	—	36	36
Operating income (loss)	170	331	501	275	432	707	52		113	35	2	1	(114)	1,297

Interest expense, net	—	2	2	—	—	—	(1)		1	—	—	3	57	62
Provision for income taxes	—	—	—	77	169	246	22		20	—	—	—	101	389
Total assets at December 31, 2011	2,006	5,086	7,092	5,110	3,604	8,714	5,349		3,890	2,434	259	1,109	3,223	32,070
Capital expenditures	26	127	153	78	94	172	185		104	144	3	3	21	785

a. Includes PT Freeport Indonesia's sales to PT Smelting totaling $590 million in fourth-quarter 2012 and $268 million in fourth-quarter 2011.

XXVIII

FREEPORT-McMoRan COPPER & GOLD INC.
BUSINESS SEGMENTS (continued)

(In Millions)	North America Copper Mines			South America					Indonesia		Africa
														Atlantic
														Copper	Corporate,
		Other		Cerro		Other						Molyb-	Rod &	Smelting	Other &	FCX
	Morenci	Mines	Total	Verde		Mines	Total		Grasberg		Tenke	denum	Refining	& Refining	Eliminations	Total
Year Ended December 31, 2012
Revenues:
Unaffiliated customers	$156	$50	$206	$1,767		$2,143	$3,910		$3,611	[a]	$1,349	$1,255	$4,989	$2,683	$7	$18,010
Intersegment	1,846	3,438	5,284	388		430	818		310		10	—	27	26	(6,475)	—
Production and delivery	1,076	1,936	3,012	813		1,301	2,114		2,349		615	1,033	4,993	2,640	(6,374)	10,382
Depreciation, depletion and amortization	122	240	362	139		148	287		212		176	65	9	42	26	1,179
Selling, general and administrative expenses	2	2	4	3		3	6		121		6	13	—	19	262	431
Exploration and research expenses	1	—	1	—		—	—		—		—	3	—	—	281	285
Environmental obligations and shutdown costs	(11)	38	27	—		—	—		—		—	—	—	—	(49)	(22)
Gain on insurance settlement	—	—	—	—		—	—		(59)		—	—	—	—	—	(59)
Operating income (loss)	812	1,272	2,084	1,200		1,121	2,321		1,298		562	141	14	8	(614)	5,814

Interest expense, net	1	5	6	7		—	7		5		1	—	—	12	155	186
Provision for income taxes	—	—	—	228	[b]	329	557	[b]	497		112	—	—	—	344	1,510
Capital expenditures	266	561	827	558		373	931		843		539	258	6	16	74	3,494

Year Ended December 31, 2011
Revenues:
Unaffiliated customers	$418	$180	$598	$2,115		$2,457	$4,572		$4,504	[a]	$1,282	$1,424	$5,523	$2,969	$8	$20,880
Intersegment	1,697	3,338	5,035	417		269	686		542		7	—	26	15	(6,311)	—
Production and delivery	984	1,645	2,629	827		1,078	1,905		1,791		591	1,036	5,527	2,991	(6,572)	9,898
Depreciation, depletion and amortization	116	163	279	135		123	258		215		140	60	8	40	22	1,022
Selling, general and administrative expenses	2	2	4	4		3	7		124		8	15	—	22	235	415
Exploration and research expenses	7	—	7	—		—	—		—		—	3	—	—	261	271
Environmental obligations and shutdown costs	4	(15)	(11)	—		—	—		—		—	—	1	—	144	134
Operating income (loss)	1,002	1,723	2,725	1,566		1,522	3,088		2,916		550	310	13	(69)	(393)	9,140

Interest expense, net	2	6	8	1		—	1		8		6	—	—	15	274	312
Provision for income taxes	—	—	—	553		522	1,075		1,256		120	—	—	—	636	3,087
Capital expenditures	95	400	495	198		405	603		648		193	461	10	32	92	2,534

a. Includes PT Freeport Indonesia's sales to PT Smelting totaling $2.1 billion for the year 2012 and $2.3 billion for the year 2011.
b. Includes a credit of $234 million for the reversal of a net deferred tax liability. For further discussion refer to the supplemental schedule, "Provision for Income Taxes," on page XXVI.

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